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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203607

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these shares of common stock to be sold by the issuer has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated March 26, 2018

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 9, 2015)

4,000,000 Shares

Common Stock

        We are offering 4,000,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on The Nasdaq Global Market ("Nasdaq") under the symbol "OSTK". On March 23, 2018, the last reported sale price of our common stock on Nasdaq was $45.20 per share.

        Investing in our common stock involves a high degree of risk. Potential purchasers of our common stock should consider the information set forth in the "Risk Factors" section beginning on page S-11 of this prospectus supplement, on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated herein by reference.

	Per Share	Total

Price to public	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

        We have granted the underwriters an option to purchase up to an additional 600,000 shares of our common stock from us within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

        Neither the Securities and Exchange Commission ("SEC") nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters are offering the common stock as set forth under "Underwriting." Delivery of the common stock in book-entry only form through The Depository Trust Company for the accounts of its participants is expected to be made on or about                        , 2018.

Guggenheim Securities

D.A. Davidson & Co.

The date of this prospectus supplement is                        , 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        On April 24, 2015, we filed with the SEC a registration statement on Form S-3 (File No. 333-203607) utilizing a shelf registration process relating to the securities described in this prospectus supplement (the "Common Stock"), which registration statement, as amended, was declared effective on December 9, 2015. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 in the aggregate of the securities described in the registration statement and in any applicable prospectus supplement.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus and this prospectus supplement. The second part is the accompanying prospectus, which provides more general information. To the extent that any statement made in this prospectus supplement is inconsistent with a statement made in the accompanying prospectus or any previously filed documents incorporated by reference, the statements made in the accompanying prospectus or any previously filed documents incorporated by reference are deemed modified or superseded by the statements made in this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference," before investing in our securities.

        We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Multiple statements have become available to the investment community regarding the Company's businesses and prospects. Notwithstanding such statements, and regardless of their source, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information and you should not rely on any such other information. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        We and the underwriters are not offering to sell nor seeking offers to buy shares of our common stock in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

 IMPORTANT CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These statements relate to our financial condition, liquidity, results of operations, earnings outlook and prospects. You can find many of these statements by looking for words such as "may," "would," "could," "should," "will," "expect," "anticipate," "predict," "project," "potential," "continue," "contemplate," "seek," "assume," "believe," "intend," "plan," "forecast," "goal," "estimate," or other similar expressions which identify these forward-looking statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the current expectations reflected in such forward-looking statements are reasonable as of the date made, such expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. We claim the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, for all such forward-looking statements.

        Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including those risks set forth in the "Risk Factors" section of this prospectus supplement, the accompanying prospectus, and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our forward-looking statements include our statements regarding the following:

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  our estimates of our financial results for the quarter ending March 31, 2018;

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  our strategies and plans for our e-commerce business and our Medici businesses, including our tZERO initiatives;

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  our plans to increase our branding and marketing expenditures significantly;

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  the possibility that we will pursue or attempt to pursue a strategic alternative that could change our business dramatically, including the possibility and potential effects of a sale of our e-commerce business, as well as the possibility that we will determine not to pursue any strategic alternative at all in the foreseeable future;

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  our expectation that if we sell our e-commerce business for cash and retain some or all of the after-tax proceeds of the sale, we would return a significant portion of the after-tax proceeds to our stockholders within 12 months after any such sale, by means of a stock repurchase program, dividend, one or more issuer tender offers or other means to our stockholders;

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  our discussion of the potential effects on our financial results of the new accounting standards that became effective for us January 1, 2018 relating to revenue recognition;

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  our discussion of the effects on us of the recent Tax Cuts and Jobs Act, including the effects on our deferred tax assets;

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  our expectations regarding the costs, benefits and risks of Medici Ventures' efforts to develop blockchain applications and tZERO's efforts to develop financial technology ("fintech")

S-iii

    applications, including applications using blockchain technology, and including our expectations regarding the costs, benefits and risks of the operations of our majority-owned subsidiary tZERO;

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  all statements regarding the plans of our majority-owned subsidiary tZERO or of our subsidiary Medici Ventures;

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  our expectations regarding the costs, benefits and risks of tZERO's ownership of SpeedRoute and PRO Securities, each of which is a registered broker-dealer;

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  our expectations regarding the costs, benefits and risks of having less than wholly owned subsidiaries, including our indirect 80% owned subsidiary tZERO and our currently wholly owned subsidiary Medici Ventures, which has issued stock options to employees and consequently may not be wholly owned in the future;

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  our discussion of the security token offering currently being conducted by our majority-owned subsidiary tZERO, including the possibility that the proceeds of the security token offering might be treated as income to us for federal income tax purposes, which would increase our income tax expense, and might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO's net book value compared to equity treatment, and the possibility that the security token offering will not raise a significant amount of funds or might not be completed at all;

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  our expectations regarding the costs, benefits and risks of our efforts and plans to advertise or offer financial product and services offerings on our website, including our plans to advertise discount stock brokerage trading services, and our expectations regarding the costs, benefits and risks of other additional businesses, innovations and projects that we or our subsidiaries may engage in, offer or advertise in the near future;

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  our expectations regarding Medici Ventures' recent purchase of a 50% interest in DeSoto Inc., a newly-formed public benefit corporation formed for the purpose of carrying out our collaboration with economist Hernando de Soto;

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  our discussion of our efforts to adapt to the changes that Google has made to its natural search engine algorithms and additional changes Google may make;

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  our beliefs regarding our ability to attract and retain customers in a cost-efficient manner;

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  the anticipated effectiveness of or potential improvements in our marketing;

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  our future operating and financial results, including any projections of revenue, profits or losses, contribution, technology expense, general and administrative expense, cash flow, capital expenditures or other financial measures or amounts or non-GAAP financial measures or amounts or anticipated changes in any of them;

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  our beliefs and expectations regarding the adequacy of our facilities, including leased and third-party operated warehouse facilities, as well as the possibility that we may add distribution centers or other distribution facilities to our distribution system or our expectations regarding the results of any such additions;

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  our expectations that we can comply with the requirements of our term loan agreement and related agreements, and that we can repay all amounts outstanding under the loan agreement without significant adverse effects on our business;

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  our future capital requirements and our ability to satisfy our capital needs;

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  the adequacy of our liquidity and our ability, if any, to increase our liquidity or capital resources through traditional capital raising or tZERO's security token offering;

S-iv

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  any possibility that we may purchase tZERO Security Tokens from our majority-owned subsidiary tZERO;

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  any possibility that tZERO may repay any or all of the amounts we have advanced to tZERO, or that we may accept tZERO Security Tokens to be issued by tZERO in satisfaction of any or all of such amounts;

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  tZERO's plans, including without limitation its plans to develop its Token Trading System;

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  our plans and expectations regarding the costs, benefits, and risks of attempting to develop technology applications including applications using or relating to blockchain technology and our plans to commercialize any of these potential applications;

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  our ability to retire or refinance the debt we have or incur in the future;

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  the competition we currently face and anticipate;

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  the effects of current and future government regulation;

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  our expectations for our international sales efforts and the anticipated results of our international operations;

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  our efforts to provide multi-channel fulfillment services;

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  our plans for further changes to our business;

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  our beliefs regarding current or future litigation or regulatory actions;

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  our beliefs and expectations regarding existing and future tax laws and related laws and the application of those laws to our business including the results of tax assessments we receive periodically;

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  our beliefs regarding the adequacy of our insurance coverage;

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  our beliefs regarding the adequacy and anticipated functionality of our infrastructure, including our backup facilities and beliefs regarding the adequacy of our disaster planning and our ability to recover from a disaster or other interruption of our ability to operate our Website;

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  our beliefs regarding our cybersecurity efforts and measures and our efforts to prevent data breaches and the costs we will incur in our ongoing efforts to avoid interruptions to our product offerings and other business processes from cyber-attacks and from data breaches;

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  our ability to maintain or improve upon customer service levels that we and our customers consider acceptable;

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  our beliefs regarding the adequacy of our order processing systems and our fulfillment and distribution capabilities;

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  our expectations regarding the costs and benefits of modifying our marketing efforts to deemphasize coupons;

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  our belief that we and our partners will be able to maintain inventory levels at appropriate levels despite the seasonal nature of our business and the rapid changes we encounter in customer demand for various products;

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  our expectations regarding our emphasis on home and garden product offerings;

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  our belief that we can successfully offer and sell a constantly changing mix of products and services; and

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  our other statements about the anticipated benefits and risks of our business and plans.

S-v

        Further, in some cases, you can identify forward-looking statements by terminology such as may, will, could, should, likely, expect, plan, seek, intend, anticipate, project, believe, estimate, predict, potential, goal, strategy, future or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those contemplated by our forward-looking statements for a variety of reasons, including among others:

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  any changes we may make to our business as a result of our current ongoing review of potential strategic alternatives, which could involve a sale of our e-commerce business, a sale of, or business combination involving, Overstock in its entirety, a management-led buyout, and/or additional equity or debt financings;

  •
  the possibility that we may sell our e-commerce business for cash and retain some or all of the after-tax proceeds of the sale for use in our blockchain initiatives, which would result in our stockholders owning equity interests in a publicly-held corporation seeking to develop entirely new businesses and revenue streams, without the benefits of our current e-commerce business and the approximately $1.7 billion it generates in annual net revenues;

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  the potentially substantial corporate level income tax expense we could incur if we were to sell our e-commerce business in a taxable transaction;

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  the possibility that a sale of our e-commerce business would leave us without the revenues generated by the e-commerce business but with most if not all of the expenses of operating a publicly-held corporation regardless of the sale of the e-commerce business;

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  the possibility that our well-publicized review of potential strategic alternatives may distract our management and other employees, may cause members of our management and/or other key employees to seek employment elsewhere, and may have adverse effects on our business and financial results;

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  the technical, operational, financial, regulatory, legal, reputational, marketing and other obstacles we would face in trying to create a profitable business with significant revenues from our blockchain initiatives;

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  the potential effects on our financial results of the new accounting standards that became effective on January 1, 2018, including new standards relating to revenue recognition, which could require us to present our revenues on a net rather than gross basis, which would not affect our future profits or losses, but would cause us to report substantially lower revenues in the future;

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  the possibility that the recent Tax Cuts and Jobs Act will have adverse effects on us in addition to those we have already identified;

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  the possibility that the proceeds of the security token offering currently being conducted by tZERO might be treated as income to us for federal income tax purposes;

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  the possibility that the proceeds of the security token offering currently being conducted by our majority-owned subsidiary tZERO might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO's net book value compared to equity treatment;

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  the possibility that the security token offering currently being conducted by tZERO could result in claims against tZERO and/or us;

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  the possibility that we will increase our sales and marketing activities substantially, which could have an adverse effect on our near-term financial results;

S-vi

  •
  the costs of, and any difficulties we may encounter with, the implementation of our growth strategies for our e-commerce business, including our plans to invest more heavily in sales and marketing activities, new distribution facilities, our technology platforms, our Club O rewards program and our private label strategy;

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  the cost and availability of online and traditional advertising, and the results of our various brand building and marketing campaigns;

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  difficulties we have encountered and continue to encounter with changes that Google has made to its natural search engine algorithms, which have periodically resulted in lower rankings of our products and may continue to do so, and future changes that Google and other search engine companies may make to their natural search engine algorithms, which may have similar effects on us;

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  increasing competition, including competition from well-established competitors including Amazon.com, competition from competitors based in China or in other relatively low-cost jurisdictions, competition from well-funded companies willing to incur substantial losses in order to build market share, and from others including competitors with business models that include delivery capabilities that we cannot currently match and may not be able to match in the foreseeable future;

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  difficulties we may encounter in connection with our efforts to offer services to our customers outside of our e-commerce business, including the credit, insurance, discount brokerage trading services and automated investment advisory services we advertise;

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  difficulties, including expense and any operational or regulatory issues we may encounter in connection with tZERO or its subsidiaries, including its two registered broker-dealers, SpeedRoute and PRO Securities;

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  technical, operational, regulatory or other difficulties we may encounter with our Medici or tZERO blockchain and financial technology initiatives, including any difficulties we may have marketing any products or services tZERO may offer, whether due to lack of market size or acceptance or as a result of competition from any of the numerous competitors seeking to develop competing technologies or systems or as a result of patents that may be granted to other companies or persons, and losses we may continue to incur in connection with our Medici and tZERO blockchain and financial technology initiatives;

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  the difficulties tZERO will face in attempting to market its DLR Software, and the possibility that we and/or tZERO have overestimated the demand for, and/or the size of the intended market for the DLR Software or may face regulatory issues relevant to the DLR Software;

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  the difficulties tZERO will face in attempting to generate revenues from blockchain-based applications of any nature;

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  Medici Ventures' current business model of providing the services of its developers at Medici Ventures' cost to companies in which Medici Ventures owns an interest;

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  difficulties we may have with the assets or interests in other companies that we or our subsidiaries Medici Ventures or tZERO may have made or may make in the future, including any impairment we may recognize with respect to assets or businesses that we, Medici Ventures or tZERO have acquired or may acquire, including with respect to our interests in companies that are in startup or development stages;

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  any liability or expense we may incur as a result of our interests in other companies, whether as a result of regulatory issues or otherwise;

S-vii

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  any downturn in the U.S. housing industry or other changes in U.S. and global economic conditions or U.S. consumer spending;

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  the imposition of tariffs or occurrence of other factors that increase the price of importing into the U.S. the types of merchandise we sell in our e-commerce business;

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  our failure to maintain our existing relationships with our fulfillment partners or build new relationships with fulfillment partners on acceptable terms;

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  our failure to maintain optimal levels of product quality, quantity and assortment or to attract sufficient consumer interest in our product offerings;

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  any claims we may face regarding the quality, safety or labelling of the products we offer;

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  modifications we may make to our business model from time to time, including aspects relating to our product mix and the mix of direct/partner sourcing of the products we offer, and difficulties we may encounter as a result of our efforts to change various aspects of our business model frequently and rapidly;

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  the mix of products purchased by our customers and changes to that mix;

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  any claims we may face regarding cyber security issues or data breaches or difficulties we encounter regarding Internet or other infrastructure or communications impairment problems or the costs of preventing or responding to any such problems;

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  any problems with or affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors or any difficulties we may have maintaining compliance with the rules of the payment card processors;

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  any substantial decrease in our liquidity, whether as a result of our repayment of our term loan, as a result of our business operations, or as a result of litigation or other claims against us, and the possibility that we will be unable to obtain financing or any other source of liquidity adequate to enable us to continue our operations;

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  problems with or affecting the facility where substantially all of our computer and communications hardware is located or other problems that result in the unavailability of our Website or reduced performance of our transaction systems;

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  the extent to which we may owe income or sales taxes or may be required to collect sales taxes or report sales or to modify our business model in order to avoid being required to collect sales taxes or report sales or avoid the application of other types of taxes, and any liabilities that may ultimately be imposed upon us for not having collected sales tax in jurisdictions in which we have not done so;

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  the possibility that the United States Supreme Court may overturn the sales and use tax physical presence nexus requirement previously upheld by the Supreme Court in 1992 in Quill v. North Dakota;

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  any losses or issues we may encounter as a consequence of accepting or holding bitcoin or other cryptocurrencies, whether as a result of regulatory, tax or other legal issues, technological issues, value fluctuations, lack of widespread adoption of bitcoin or other cryptocurrencies as an acceptable medium of exchange or otherwise;

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  difficulties we may have in responding to technological changes;

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  losses we may incur due to fraud or our inability to prevent or limit fraud;

S-viii

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  claims or other problems we may encounter as a result of the listing or sale on our Website of pirated, counterfeit or illegal items;

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  difficulties we may have financing our operations or our expansion with either internally generated funds or external sources of financing;

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  any failure by us to maintain compliance with the requirements of our current loan agreement or any future loan agreement or related agreements;

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  any environmental liabilities we may incur relating to the real estate one of our wholly owned subsidiaries purchased for our corporate headquarters;

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  any failure of any of our product or service offerings outside of our main shopping Website offerings to provide the benefits we expect from them;

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  any difficulties we may encounter as a result of our reliance on numerous third parties that we do not control for the performance of critical functions material to our business;

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  any difficulties we may encounter in connection with the rapid shift of e-commerce and online payments to mobile and multi-channel commerce and payments;

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  our inability to increase market share or revenue in accordance with our plans;

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  difficulties with the management of our growth and any periods in which we fail to grow in accordance with our plans;

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  difficulties we may encounter in connection with our efforts to emphasize our home and garden product offerings and to brand ourselves as a home and garden shopping destination, including the risk that our sales of home and garden product offerings could decrease substantially as a result of a significant downturn in some or all of the U.S. housing market;

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  fluctuations in our operating results;

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  difficulties we may encounter in connection with our efforts to expand internationally, including claims we may face and liabilities we may incur in connection with those efforts;

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  adverse results in legal proceedings, investigations or other claims;

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  any difficulties we may have optimizing our warehouse operations;

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  the risks of inventory management and seasonality, particularly with inventory subject to rapid price declines;

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  any decrease in the rate of growth of e-commerce, particularly in home goods, and the occurrence of any event that would adversely affect e-commerce or discourage or prevent consumers from shopping online or via mobile apps;

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  the possibility that we will suffer adverse consequences as a result of one or more of the related party transactions we have entered into or other related party transactions that we may enter into in the future;

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  risks related to this offering; and

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  the other risks described in this prospectus supplement or in our other public filings.

S-ix

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and accompanying prospectus, including the "Risk Factors" section included herein and therein and the documents incorporated by reference herein and therein, which are described under "Incorporation of Certain Documents by Reference." As used in this prospectus supplement, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation and, unless the context otherwise indicates, include its consolidated subsidiaries, and references to our "retail" business and our "e-commerce" business are used interchangeably and have the same meaning.

 Company Overview

Introduction and Industry Overview

        We are an online retailer and advancer of blockchain technology. Through our online e-commerce business, we offer a broad range of price-competitive products, including furniture, home decor, bedding and bath, housewares, jewelry and watches, among other products. We sell our products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). Although our three websites are located at different domain addresses, the technology and equipment and processes supporting the Website and the process of order fulfillment described herein are the same for all three websites.

        In late 2014, we began working on initiatives to develop and advance blockchain technology, which we refer to collectively as Medici. As part of our Medici initiatives, we have formed a wholly-owned subsidiary Medici Ventures, Inc. ("Medici Ventures") and acquired a majority interest in a financial technology company and two related registered broker-dealers which are owned by our majority-owned subsidiary tØ.com, Inc. ("tZERO"). Medici Ventures has also purchased interests in several blockchain technology companies. In 2015, we were the first public company to issue a private security using blockchain technology and in December 2016, as a demonstration of our technology, we issued publicly traded blockchain preferred shares of Overstock.com, Inc.

        We estimate, based on 2017 estimates from eMarketer, Home Furnishing Stores and Digital Commerce Report (2017), estimates from other publicly available reports, and our own analysis, that e-commerce sales of home goods in the United States market totaled approximately $36 billion for the year ended December 31, 2017, and that they are expected to grow approximately 16% during 2018. We believe that our products are in approximately 40 million homes in the United States, or approximately one-third of all United States households. We believe that the furniture and home goods market, which is highly fragmented and has traditionally been served by brick and mortar stores, will continue transitioning to online sales, particularly as Millennial consumers (defined as those aged 20-36), who are generally comfortable shopping online, start families and move into new homes. The percentage of Millennials who bought furniture online in 2016 has been estimated at 47%, which is nearly double the next closest generational group (26% for Gen X).

Our E-commerce Business

        Our e-commerce business constitutes the vast majority of our business and, through December 31, 2017, generated nearly all of our net revenues. In our e-commerce business, our goal is to provide goods to furnish and accessorize "dream homes" for our target customers—consumers who seek quality, stylish merchandise at bargain prices. At December 31, 2017, we offered 2.8 million products (6.0 million SKUs), of which over 99% were in-line products (products in active production). At December 31, 2017, we were offering three private label brands—Porch & Den, Carson Carrington and

OSleep—and had more than 1,000 private label products available on our Website and intend to add additional private label brands, including home products brands, using our strength in home products to help build our private label brands. We regularly change our product assortment to meet the evolving preferences of our customers and current trends. Our products include, among others, furniture, home decor including rugs, bedding and bath, home improvement and kitchen items, and, to a lesser extent, jewelry and watches. We compete primarily based on:

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  Quality customer experience with an emphasis on price, value, and a wide assortment of products delivered in a personalized format with the convenience of our mobile app, and with the benefits of our award-winning customer care;

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  Proprietary technologies which we believe help us provide our customers with a quality shopping experience;

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  Logistics capabilities tailored to the furniture and home goods category and developed over our many years of e-commerce experience;

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  Long-term mutually beneficial relationships with our partners, which currently number approximately 4,100; and

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  Our Club O Rewards Program, which we believe increases customer engagement and retention.

        We have organized our e-commerce business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. For 2017, approximately 95% of our net sales were from transactions in which we fulfilled orders from manufacturers, distributors and other suppliers ("partners") selling on our website, who we generally direct to ship goods sold from their own warehouses, while we generally handle returns and customer service (our "partner" business). The remaining 5% of our net sales came from direct sales of our own inventory shipped from our warehouse, including some customer returns of partner products (our "direct" business). We provide our partners with access to a large customer base and convenient services for order fulfillment, customer service, returns handling, and other services. Our team of customer service representatives assists customers by telephone, instant online chat and email. We also derive revenue from businesses advertising products or services on our Website. Our sales are primarily to customers located in the United States. During the years ended December 31, 2017, 2016 and 2015 no single customer accounted for more than 1% of our total net revenue.

E-commerce direct business

        Our e-commerce direct business includes sales made to individual consumers and businesses from our owned inventory which are fulfilled primarily from our warehouse in Salt Lake City, Utah. Our warehouses primarily fulfill orders from our e-commerce direct business. Our warehouses generally ship between 2,000 and 5,000 packages per day and up to approximately 6,000 packages per day during peak periods.

E-commerce partner business

        In our e-commerce partner business, we sell merchandise from our partners primarily through our Website. We are the primary obligor for the majority of these sales transactions and we record revenue from the majority of these sales transactions on a gross basis. We generally have the ability to set pricing and source merchandise from our partners based on our discretion. Our use of the term "partner" does not mean that we have formed any legal partnerships with any of our partners. We currently have relationships with approximately 4,100 third parties who supply the vast majority of products on our Website. These partners generally perform the same fulfillment operations as our warehouses, such as order picking and shipping. We retain the right to re-direct and control the products during shipment and we handle returns and customer service related to substantially all orders placed through our Website. Revenue generated from sales on our shopping site from both the direct and partner businesses is recorded net of returns, coupons and other discounts.

        Both direct and partner revenues are seasonal, with revenues historically being the highest in the fourth quarter, which ends December 31, reflecting higher consumer holiday spending. We anticipate this will continue for the foreseeable future. To the extent possible we maintain supplier relationships, and seek new supplier relationships, for both our direct and partner businesses, and also use our working capital, to ensure a continuous allotment of product offerings for our customers. Because some (less than 1%) of our product offerings are closeout merchandise, some of our suppliers cannot supply products to us on a continuous basis.

        Generally, we require authorization from credit card or other payment vendors whose services we offer to our customers (such as PayPal) or verification of receipt of payment, before we ship products to consumers or business purchasers. From time to time we grant credit to our business purchasers with normal credit terms (typically 30 days). For sales in our partner business, we generally receive payments from our customers before our payments to our suppliers are due.

Growth Strategies for Our Business

        Our growth strategies for our e-commerce business include:

        Invest in branding and marketing—We believe that some of our direct competitors spend significantly higher percentages of their revenue on marketing than we do, and that we need to substantially increase our branding and marketing expenditures in order to increase our market share in the e-commerce home goods market and educate consumers about our current position as an online retailer offering a wide assortment of quality home goods and other products at low prices and with a high level of customer service.

        Invest in distribution facilities—We want to invest in additional distribution facilities to speed shipping and improve our customer service. We offer third-party logistics services to our partners. Partners participating in this program store products in one or more of our warehouses, which benefits our customers and us by providing a more predictable supply of inventory and a better customer experience, and we believe that by adding additional distribution facilities we can improve our customers' shopping experience.

        Expand investment in technology platforms—We have invested for years in building platforms that automate vendor management, product pricing, website personalization and search relevance. We want to make additional investments in automation, technology and engineering resources because we believe they can improve our customers' shopping experience.

        Expand Club O rewards program to enhance customer loyalty—We believe that membership in our Club O rewards program increases customer engagement. We want to make additional investments in the program, primarily to increase member benefits and to develop additional personalization programs. We believe that these changes will increase the attractiveness of the program to customers.

        Accelerate private label strategy—We launched our private label initiative in the third quarter of 2017. Our strategy is to add private label home products brands, using our strength in home products to help build our private label brands. We have developed and are currently offering 17 private label brands and have more than 7,500 products available on our Website. We believe that private label brands can generate significant brand equity and customer loyalty.

        We believe that we have operated for years with relatively limited capital compared to some of our competitors. Based on filings by public companies, we believe that many of our competitors, including Amazon.com, Inc., Groupon, Inc., Wayfair Inc., and Zulily LLC have operated with more capital than we have. Although our 2017 results were substantially worse, from 2012 through 2016 inclusive we were profitable and had year-over-year increases in our total net revenue. With the exception of 2011, our annual GAAP operating margin from 2009 through 2016 was approximately 1%. We also believe that our customer acquisition cost is substantially lower than that of Wayfair. We calculate our 2017 customer acquisition cost at $50, which is less than 70% of the "illustrative customer acquisition cost" presented in Wayfair's fourth quarter 2017 earnings presentation, as adjusted to include partner ad spend, of $73. We believe that these results demonstrate that we still have the ability to operate our e-commerce business at a profit in the future, but we also believe that in the current intensely competitive battle for market share in the home goods e-commerce market, we need to build market share and need to increase our expenditures substantially to do so.

        Our ability to pursue some or all of these plans, and the extent to which we would be able to pursue some or all of them, will depend on the resources we have available, and may require significantly more capital than we currently have. See "Risk Factors."

Medici Business Initiatives

Medici Overview

        In late 2014, we began working on initiatives to develop and advance blockchain technologies. We pursue these initiatives through our wholly-owned subsidiary Medici Ventures, and Medici Ventures' majority-owned subsidiary tZERO. These initiatives remain in the start-up phase, and neither Medici Ventures nor tZERO has generated any significant revenues from any blockchain-based technology or application of blockchain technology. We have spent a total of approximately $107 million over the last three years in our Medici business as of the end of February 28, 2018, with most of that being spent in our majority-owned subsidiary tZERO.

        A blockchain is a cryptographically secured, distributed infrastructure, or network, which may be accessed and in some cases maintained by each member of the network. Medici Ventures' strategy is to develop and advance blockchain technology to broaden access to capital, financial markets and other applications, and allow individuals to connect directly without intermediaries. Medici Ventures has a team of approximately 30 software engineers, developers and other technologists, approximately half of whom work in blockchain development and deployment, and approximately half of whom work in enterprise level software development and deployment. Medici Ventures utilizes those software engineers, developers and other technologists in tZERO's projects. Medici Ventures has also purchased relatively small strategic interests in blockchain-related businesses, particularly in businesses where Medici Ventures believes it can strategically deploy its software engineers, developers or other technologists to support those businesses as appropriate. These include PeerNova, Bitt, IdentityMind, Factom, SettleMint, Ripio, Spera, Symbiont, Voatz and Bitsy, whose focuses include commercial blockchain applications, capital markets applications, digital currency, money and banking applications, compliance, personal identity, voting, and property and land applications. Most of these interests are small, both in dollar terms and in the percentage interests that Medici Ventures owns, but Medici Ventures takes an active role in the companies to the extent its resources permit it and the respective companies desire to have Medici Ventures do so. Medici Ventures' primary business is its approximately 80% interest in tZERO, which, as described below, is a financial technology company pursuing potential financial applications for blockchain technologies. See "—tZERO Overview" below and "Risk Factors—Risks Relating to Our Medici Business." Medici recently acquired a 50% interest in DeSoto Inc. ("DeSoto"), which is a public benefit corporation formed to carry out our collaboration with economist Hernando de Soto. DeSoto intends to build systems using blockchain, social media, artificial intelligence, and mobile apps to help develop more effective records of ownership in developing countries. DeSoto does not currently have a specific plan to generate revenues or profits, and does not expect to generate revenues or profits in the foreseeable future. See "Risk Factors—Risks Related to Our Company and this Offering—Our 50% subsidiary DeSoto is a public benefit corporation."

        All of the companies in which Medici Ventures holds strategic interests are startup businesses, businesses in the development stage or businesses with a short operating history. See "Risk Factors—Risks Relating to Our Medici Business."

tZERO Overview

        Medici Ventures' majority-owned subsidiary tZERO is a financial technology company pursuing potential financial applications of blockchain technologies as well as non-blockchain businesses. tZERO is currently involved in, among other things, the following:

Blockchain Services

        Planned Token Trading System.    In connection with Overstock's 2016 SEC-registered offering of Blockchain Voting Series A Preferred Stock (the "Series A Preferred"), tZERO developed a suite of software and technologies referred to as the tZERO Issuance and Trading Platform (the "Series A Software Platform"). The Series A Shares trade exclusively on the PRO Securities ATS, which utilizes the Series A Software Platform. tZERO currently intends to leverage its experience and expertise from developing and maintaining the Series A Software Platform to develop a trading platform that is capable of trading the tZERO Security Tokens and other tokens or coins that are determined to be securities for purposes of U.S. securities laws (the "Token Trading System"). As of the date of this prospectus supplement, tZERO remains in the preliminary stages of the development of such a securities Token Trading System. tZERO currently does not anticipate that the Series A Software Platform will be deployed in connection with the tZERO Security Tokens in the same manner as it is currently deployed by the PRO Securities ATS. The Token Trading System may be developed as an additional functionality of the PRO Securities ATS, as a functionality of another U.S. alternative trading system or a U.S. exchange that tZERO operates or designates, as a functionality of a non-U.S. trading system or a non-U.S. exchange that tZERO operates or designates, or any other format wherever situated. The Token Trading System may never be developed, and, even if it is developed, may, for a variety of technological, legal and regulatory reasons, never become operational.

        Digital Locate Receipts Software.    tZERO anticipates that its first commercially available blockchain-based product will be "digital locate receipt" software (the "DLR Software"). The DLR Software is currently in customer production testing, which is being conducted by StockCross Financial Services, Inc. ("StockCross"), and tZERO has not yet entered into any commercial licenses with any licensees. The DLR Software is intended to help broker-dealer licensees with stock inventory to both load and manage their inventory in order to assist short sellers of public securities in establishing that they have located available shares in the U.S. public securities market prior to effecting short sales.

Non-blockchain Services

        SpeedRoute and PRO Securities.    tZERO owns two registered broker-dealers, SpeedRoute, LLC ("SpeedRoute") and PRO Securities, L.L.C. ("PRO Securities"). SpeedRoute is an electronic, agency only Financial Industry Regulatory Authority, Inc. ("FINRA")-registered broker-dealer that provides connectivity for its customers to U.S. equity exchanges as well as off-exchange sources of liquidity such as dark pools. All of SpeedRoute's customers are registered broker-dealers. SpeedRoute does not hold, own or sell securities. PRO Securities is a FINRA-registered broker-dealer that owns and operates the PRO Securities alternative trading system (the "PRO Securities ATS"), which has filed a Form ATS with the SEC notifying the SEC of its activities as an alternative trading system, or ATS. The PRO Securities ATS is a closed system available only to its broker-dealer subscribers. PRO Securities does not accept orders from non-broker-dealers, nor does it hold, own or sell securities.

        Automated Investment Advisory Services.    tZERO recently purchased 65.8% of the membership units of ES Capital Advisors, LLC ("ES Capital"), a registered investment advisor under the

Investment Advisers Act of 1940. tZERO now operates the ES Capital business under the name tZERO Advisors and offers automated investment advisory services through our website's FinanceHub.

        StockCross Financial Services, Inc.    tZERO recently purchased a 24% interest in StockCross, which is an affiliate of Siebert Financial Corp. ("Siebert"), and an interest in Siebert. tZERO believes that StockCross, a self-clearing brokerage firm, will be an important part of tZERO's efforts to bring greater efficiency and transparency to capital markets.

        Muriel Siebert & Co.    tZERO, SpeedRoute and Muriel Siebert & Co. Inc. ("Muriel Siebert") recently entered into an agreement pursuant to which Muriel Siebert is now advertising discounted online trading of U.S. equity securities on our website.

        Verify Investor, LLC.    tZERO recently purchased an 81.0% interest in Verify Investor, LLC, an accredited investor verification company.

        Weeden Prime Services.—On February 6, 2018, tZERO entered into a Letter of Intent (the "WPS LOI") with Weeden Prime Services, LLC ("WPS"), a U.S. registered broker-dealer. The WPS LOI contemplates that tZERO will acquire 51% of the outstanding membership interests of WPS for $11.0 million in cash with a subsequent purchase, prior to the first anniversary of the initial purchase, of an additional 30% of the aggregate membership interests of WPS for an additional $7.0 million in cash. Following the subsequent purchase, the Company will own 81% of the then-outstanding membership units of WPS. tZERO expects the transaction to close during the third quarter of 2018, subject to the execution of definitive documentation, any applicable regulatory approvals and customary closing conditions.

        Other Potential Acquisitions.    tZERO continues to identify, evaluate and pursue various opportunities for strategic acquisitions of businesses, divisions of businesses, assets, domestic or foreign exchanges or other trading platforms (including Alternative Trading Systems), intellectual property portfolios, technology and/or software portfolios, or purchases of interests to add to the services and expertise it offers its customers. tZERO's management exercises substantial discretion in identifying appropriate strategic transactions and negotiating the terms of such transactions, any of which could require substantial expenditures. Management's determinations are based on numerous financial, strategic and operational assumptions, and there can be no assurance that such assumptions will prove to be true. Moreover, such strategic transactions may fail to produce the benefits expected at the time of tZERO's acquisitions or purchases of interests.

Other Matters regarding tZERO

        On December 18, 2017, tZERO launched a $250 million offering (the "security token offering") of the right to acquire, if issued by tZERO in the future, tZERO Preferred Equity Tokens (the "tZERO Security Token") through a Simple Agreement for Future Equity ("SAFE"). The security token offering is expected to run through May 14, 2018 but may be extended or shortened. There can be no assurance as to whether, in what amount or on what terms the security token offering will be completed. See "Risk Factors—Risks Relating to Our tZERO Initiatives—Risks Related to the Ongoing Security Token Offering by tZERO," and "Risks Related to Blockchain Technology." This Prospectus Supplement is not an offering document for the security token offering and does not constitute an offer of, or a solicitation of an offer to buy, any of the securities being offered by tZERO in the security token offering. Any offer of any of the securities being offered by tZERO in the security token offering is made only by the confidential private placement memorandum distributed by tZERO as amended, supplemented and restated as of March 1, 2018 and as it may further be amended, supplemented and/or restated from time to time (the "Security Token Offering Memorandum"). The Security Token Offering Memorandum is not a part of this Prospectus Supplement and is not incorporated by reference into this Prospectus Supplement. We may purchase up to $30 million of tZERO Security

Tokens in the security token offering and/or elect to receive tZERO Security Tokens in exchange for the cancellation of all or a portion of tZERO's outstanding notes and accumulated interest owed to us; however, we have not yet made a decision regarding the foregoing transactions, and there can be no assurance as to whether or not we will elect to pursue either or both possibilities. If we participate in the security token offering, we will do so at the $10 per tZERO Security Token offering price and will be entitled to the same rights pursuant to our tZERO Security Tokens as third-party holders.

        To date, tZERO has focused on developing its non-blockchain and blockchain businesses and exploring opportunities for novel applications of blockchain technology. As a result of its early stage of development, tZERO has not yet generated revenue from any commercially available blockchain-based applications. See "Risk Factors—Risks Relating to Our tZERO Initiatives."

Potential Strategic Initiatives

        We have engaged Guggenheim Securities, LLC to help us identify and evaluate certain strategic initiatives. We are considering a range of potential transactions, including without limitation a sale of our e-commerce business, a sale of the entire company and additional equity or debt financings. Our Board of Directors continually discusses a variety of potential strategic and financial options and other changes to our business, but has not made any determination to undertake any strategic transaction, and may not do so in the foreseeable future or at all.

        A sale of our e-commerce business for cash would be subject to the approval of our stockholders in accordance with Delaware law. Subject to approval of the stockholders, if we sell our e-commerce business for cash, we may retain some or all of the after-tax proceeds of the sale for use in our blockchain initiatives. Although we currently expect to return a significant portion of the after-tax proceeds to our stockholders within 12 months following the closing of any such sale, by means of a stock repurchase program, dividend, one or more issuer tender offers to our stockholders and/or other methods, any such decisions will depend on our operating results, strategies, business prospects and general economic and market conditions existing at the time. There can be no assurance that we will engage in a stock repurchase program, dividend, issuer tender offer or otherwise distribute proceeds to stockholders by any other means in a timely manner or at all. The market price of our common stock could decrease substantially. See "Risk Factors—Risks Relating to Our Current Review of Strategic Initiatives—We are exploring strategic initiatives, and decisions we may make could have material adverse effects on our business and the market price of our common stock," "—If we sell our e-commerce business, our revenues will decrease substantially, we will need to develop new businesses and sources of revenue, and our business, financial results and prospects may be materially adversely affected," "—The price of our common stock has increased substantially recently. If we determine not to sell our Company or our e-commerce business or make other fundamental changes to our business, the price of our common stock may decrease significantly," "—If we sell our e-commerce business in order to focus on our blockchain initiatives and related efforts, risks relating to our Medici businesses, including our tZERO initiatives, that may be immaterial to us now would likely each become a material risk to us," and "—If we sell our e-commerce business, the Compensation Committee of our Board of Directors may accelerate the vesting, in whole or in part, of some or all outstanding restricted stock units under our Equity Incentive Plan."

Preliminary Estimates for the Quarter ending March 31, 2018

        We have determined to switch to a growth strategy in our e-commerce business, which we believe will lead to higher revenue growth, but also incur significant losses in the process. In pursuit of this growth strategy, in Q1 2018 we have increased our sales and marketing expenditures substantially to increase revenue growth and to test new marketing initiatives. Largely as a result of this new strategy, we expect to incur a total pre-tax loss of approximately $50 million in Q1 2018 ($35 million e-commerce, $15 million Medici).

        Our estimated results for the quarter ended March 31, 2018 are preliminary and subject to substantial uncertainty and numerous risks including those outlined under "Risk Factors" in this prospectus supplement. We caution you that our estimates are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially. See "Important Cautionary Statement Regarding Forward-Looking Statements."

Our Corporate Information

        We were reincorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 West Coliseum Way, Midvale, Utah 84047, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus supplement.

        Medici Ventures, Inc. ("Medici") is a Delaware corporation and is currently a wholly-owned subsidiary of ours. Medici's Board has adopted an equity incentive plan pursuant to which it has granted compensatory options to acquire approximately 8% of Medici's common stock, and may grant additional compensatory options to acquire up to approximately an additional 2% of Medici's common stock. Medici has also sold a warrant to acquire 0.25% of Medici's common stock.

        tØ.com, Inc. ("tZERO"), is a Utah corporation and is currently approximately 80% owned by Medici. The remaining 20% of tZERO is held by 31 other individual or entity shareholders, many of whom are employees or former employees of tZERO. tZERO's Board has adopted an equity incentive plan pursuant to which it may grant compensatory awards to acquire up to approximately 5% of tZERO's common stock, of which approximately 1% have been granted and have converted to tZERO's common stock. tZERO intends to convert to a Delaware corporation in the near future.

        Our common stock trades on The Nasdaq Global Market under the symbol "OSTK".

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution and Worldstock are registered trademarks of Overstock.com, Inc. Porch & Den and FinanceHub are also trademarks of Overstock.com, Inc. tØ and tØ.com are trademarks of tØ.com. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners. This prospectus supplement contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

 The Offering

        The following description contains basic information about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. For a more complete understanding, you should read the sections of this prospectus supplement entitled "Risk Factors" and "Description of Capital Stock" and the sections in the accompanying prospectus entitled "Risk Factors" and "Description of Capital Stock." To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Issuer	Overstock.com, Inc.
Common stock offered by us	4,000,000 shares (or 4,600,000 shares if the underwriters exercise their option in full to purchase additional shares).
Underwriters' option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 600,000 shares from us within 30 days of the date of this prospectus supplement.
Common stock to be outstanding immediately after this offering(1)	32,802,734 shares (or 33,402,734 shares if the underwriters exercise their option in full to purchase additional shares).
Public offering price	$ per share of common stock.
Use of proceeds

We estimate that the net proceeds to us from the offering, after deducting the estimated underwriting discount and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters exercise their option in full to purchase additional shares from us).

We intend to use the net proceeds from this offering to repay our term loan from PCL L.L.C. and for general corporate purposes, including, without limitation, to increase our e-commerce branding and marketing expenditures, invest in additional distribution facilities, invest in our technology platforms, expand our Club O rewards program, accelerate our private label initiatives, and pursue our Medici business initiatives, primarily the development of blockchain technology and financial applications of blockchain technology. See "Use of Proceeds."

Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-11 of this prospectus supplement, "Risk Factors" beginning page 5 of the accompanying prospectus and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated herein by reference.

The Nasdaq Global Market symbol	Our common stock currently trades on The Nasdaq Global Market under the symbol "OSTK".

(1)
The number of shares of our common stock to be outstanding after this offering is based on 28,802,734 shares of common stock outstanding as of March 8, 2018. It excludes, as of such date, approximately 784,000 shares of our common stock that may be issued upon the vesting of outstanding RSUs as well as approximately 1,700,000 shares of our common stock that remain available for future equity grants under our equity incentive plan. It also excludes 126,565 shares of our Blockchain Voting Series A Preferred Stock, and 554,694 shares of our Voting Series B Preferred Stock, all of which vote with our common stock and are entitled to participate in dividends and other distributions on substantially the same basis as our common stock, and which have certain preferences over our common stock.

        Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 600,000 shares of common stock in the aggregate from us in this offering.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of our common stock could lose some or all of their investment.

Risks Related to Our Common Stock

The trading prices of our common stock have increased substantially recently. If blockchain technology development or acceptance slows or stops, or if the trading prices of cryptocurrency decrease, the trading prices of our securities may decrease dramatically. If we determine not to sell our Company or our e-commerce business or make other fundamental changes to our business, the trading prices of our common stock may decrease significantly. The trading prices of our common stock may also decrease significantly if we determine to take any such actions or pursue any transaction at a price lower than may be expected by investors.

        The trading prices of our common stock and preferred shares have increased substantially recently. In the third quarter of 2017 our common stock traded at a low of $14.30; in the fourth quarter of 2017 it traded at a high of $82.70. We believe that our securities prices have been, and may continue to be, significantly impacted by perceptions regarding the business prospects of our Medici business and blockchain technology generally. To the extent that our blockchain initiatives do not succeed, or the development or acceptance of blockchain networks, blockchain assets or blockchain applications slows or stops, our securities prices could decrease significantly. See "Risks Relating to Our tZERO Initiatives—Risks Related to Blockchain Technology" for risks associated with the development of blockchain networks. The trading price of our common stock may fluctuate as a direct reflection of the trading prices of bitcoin and other cryptocurrencies, which may cause significant volatility and declines in our stock price. In addition, to the extent that our securities price increases resulted from our disclosures about our exploration of strategic initiatives, any decision or announcement of a decision we may make not to pursue any such strategic initiatives could cause the trading prices of our securities to decrease significantly. The trading prices of our securities could also decrease significantly if we make or announce any decision to go forward with or pursue any such strategic initiatives or pursue any transaction at a price lower than may be expected by investors.

We do not intend to pay dividends on our common stock and you may lose the entire amount of your investment in our common stock.

        We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends on our common stock for the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, holders of our common stock will not receive any funds without selling their shares. You may not receive a positive return on your investment, and you may lose your entire investment.

Sales by our significant stockholders could have an adverse effect on the market price of common stock and preferred stock.

        A small number of our stockholders own a significant percentage of our common stock. Our Chief Executive Officer Patrick Byrne is the beneficial owner of approximately 23.0% of our outstanding shares. Various trusts related to his mother Dorothy Byrne are the beneficial owners of an additional aggregate of approximately 5.5% of our stock. Sales by Dr. Byrne or any of such trusts could have a material adverse effect on the market prices of our common stock and preferred stock. In addition, the transfer of ownership of a significant portion of our outstanding shares within a three-year period could adversely affect our ability to use our net operating losses to offset future taxable net income. Any of the foregoing could have a material adverse effect on the holders of our common stock and holders of our preferred stock.

Our quarterly operating results are volatile and may adversely affect the market prices of our common stock and preferred stock, and you may lose all or a part of your investment.

        We have experienced and expect to continue to experience significant fluctuations in our operating results in part because of seasonal fluctuations in traditional retail patterns. Our gross revenues have historically been significantly lower in the first and second calendar quarters than in the fourth quarter of the prior year due primarily to increased shopping activity during the fourth quarter holiday season. Further, we generally increase our inventories substantially in anticipation of holiday season shopping activity, which has a negative effect on our cash flow. As a result of the fourth quarter holiday season shopping, we also typically have unusually large payments due to our fulfillment partners in the first calendar quarter. Our revenues and operating results have varied in the past and may continue to vary significantly from quarter to quarter due to a number of other factors, many of which are outside our control. In addition to seasonal effects and the other risk factors described in this prospectus supplement, factors that have caused and/or could cause our quarterly operating results to fluctuate and in turn affect the market prices of our common stock and preferred stock include:

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  increases in the cost of advertising and changes in our sales and marketing expenditures;

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  expenses we incur in our Medici development efforts;

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  our inability to retain existing customers or encourage repeat purchases;

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  the extent to which our existing and future marketing campaigns are successful;

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  price competition, particularly in the costs of marketing as well as in product pricing;

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  the amount and timing of operating costs and capital expenditures;

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  the amount and timing of our purchases of inventory;

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  our inability to manage distribution operations or provide adequate levels of customer service;

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  increases in the cost of fuel, transportation or distribution;

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  our inability to implement technology changes or integrate operations and technologies from acquisitions or other business combinations;

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  our efforts to offer new lines of products and services; and

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  our inability to attract users to our website.

        Any of the foregoing could have a material adverse effect on our financial results and business and our ability to raise capital, and could have a material adverse effect on the holders of our common stock and of our preferred stock.

Our outstanding preferred stock could adversely affect the holders of our common stock in some circumstances.

        We have two series of preferred stock outstanding. The preferred stock could adversely affect the holders of our common stock in some circumstances. The preferred stock generally votes with the common stock, with holders of the preferred stock having one vote for each share held. As of December 31, 2017, the 681,259 outstanding shares of preferred stock constituted approximately 2.4%

of the total number of shares of the preferred stock and the common stock, taken together. The preferred stock ranks senior to the common stock with respect to dividends, is entitled to an annual cash dividend of $0.16 per share in preference to any dividend on the common stock, and is generally entitled to participate in any dividends we pay on the common stock. The preferred stock ranks equally with the common stock upon our liquidation, winding up or dissolution. Generally, in a business combination, each share of the preferred stock would be treated as a share of common stock. Any of the foregoing could have a material adverse effect on the holders of the common stock.

We may issue additional preferred stock without further stockholder approval, for purposes of a stockholder rights plan or for other purposes, and any such preferred stock could entitle the holders to rights superior to those of the holders of our common stock.

        Our amended and restated certificate of incorporation authorizes our board to designate and issue preferred stock on such terms as may be approved by the board without further stockholder approval. Our board could do so in connection with the adoption of a stockholder rights plan or for other reasons. Preferred stock could be issued with rights, preferences and privileges superior to those of our common stock. In addition, the issuance of preferred stock could have the effect of making an acquisition of our Company more difficult or costly. We currently have 1,000,000 authorized shares of preferred stock undesignated as to series, and we could cause shares currently designated as to series but not outstanding to become undesignated and available for issuance as a series of preferred stock to be designated in the future.

Our Board of Directors or the compensation committee could accelerate the vesting of outstanding restricted stock units upon a sale of the Company or otherwise, which could result in an increase in the number of shares outstanding.

        The compensation committee of our board has granted and expects to grant additional restricted stock units ("RSUs") to certain of our employees and directors. Upon vesting, we issue one share of common stock for every RSU held. The board or the compensation committee could determine to accelerate the vesting of RSUs in the event of a sale of our company or otherwise, which would result in an increase in the number of shares outstanding, and would dilute stockholders' ownership of our company. Although the number of RSUs outstanding changes frequently, if all RSUs outstanding were vested as of December 31, 2017, the RSUs would convert into approximately 540,000 shares of our common stock, or approximately 2.0% of the number of shares of common stock currently outstanding.

We generally have not received significant coverage by securities analysts, and the lack of coverage may adversely affect our share price and trading volume.

        We generally have not received significant coverage by securities analysts, and the lack of coverage may adversely affect our share price and trading volume. The lack of coverage may cause our share price or trading volume to be lower than they might be if more analysts covered us.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board of Directors. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws include provisions:

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  authorizing "blank check" preferred stock, which could be issued by our Board of Directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

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  limiting the liability of, and providing indemnification to, our directors and officers;

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  limiting the ability of our stockholders to call and bring business before special meetings;

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  providing that our Board of Directors is classified into three classes of directors with staggered three-year terms;

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  only permitting the Board of Directors to fix the number of directors and to fill vacancies;

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  prohibiting cumulative voting in the election of directors;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

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  controlling the procedures for the conduct and scheduling of Board of Directors and stockholder meetings; and

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  designating a state court located in the State of Delaware as the sole and exclusive forum for specified matters.

        These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

        As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents certain stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of at least two-thirds of our outstanding common stock not held by such 15% or greater stockholder.

        Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock or other securities and could also affect the price that some investors are willing to pay for our common stock or other securities.

Risks Related to Our Company and This Offering

We have a history of significant losses. If we do not maintain profitability, our financial results and business could be harmed, and our stock price could suffer.

        We have a history of losses, and we may incur operating and net losses in the foreseeable future. At December 31, 2017 our accumulated deficit was $254.7 million. We need to generate significant revenues to be profitable, and we may not be able to do so. In addition to our net loss for the year ended December 31, 2017, we incurred interim net losses during 2015 and 2016, and we may be unable to achieve or maintain profitability in the future. If our revenues grow more slowly than we anticipate or decline, or if our expenses exceed our expectations, our financial results would be harmed and our business, prospects, financial condition and results of operations could fall below the expectations of our partners and other companies with which we do business, as well as public market analysts and investors. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Currently effective changes in accounting standards governing our financial reporting could have a material adverse effect on our future net revenues beginning with the quarter ending March 31, 2018.

        The Financial Accounting Standards Board ("FASB"), which sets accounting standards for U.S. public companies, has issued new standards relating to revenue recognition, which became effective on January 1, 2018, and which will apply to our interim financial statements for the quarter ending March 31, 2018. We are in the process of analyzing the new standards and their application to our processes, accounting, financial reporting presentation, disclosures, and controls. We have not reached definitive conclusions about the effects of the new standards on our future financial reporting, but have identified gross versus net revenue recognition, the timing of revenue recognition (when goods are shipped by a supplier versus when the goods are received by the purchaser), and the allocation of performance obligation related to the loyalty program (standalone selling price consideration) as potentially significant issues in our analysis. Of these issues, the gross versus net revenue recognition issue is the most significant. We generate substantially all of our revenues in our e-commerce partner business, in which we sell merchandise primarily through our Website that we fulfill through manufacturers, distributors, and other suppliers. Under previous FASB standards, we recognized revenue from the majority of these sales transactions on a gross basis. We have not reached a definite conclusion, but we believe we will continue to recognize revenue from the majority of our e-commerce business on a gross basis. If our adoption of the new standards requires us to recognize these revenues on a net basis, our future revenue will be substantially less than it was under the previous standards despite having no impact on gross profits. This could have a material adverse effect on the market price of our common stock.

        We will adopt the new standards on January 1, 2018 with a cumulative adjustment that will reduce our accumulated deficit by approximately $5.0 million as opposed to retrospectively adjusting prior periods. The adjustment will primarily relate to the unredeemed portion of our gift cards and loyalty program rewards, which we will begin to recognize over the expected redemption period, rather than waiting until the likelihood of redemption becomes remote or the rewards expire. In addition, we believe we will continue to recognize revenue related to merchandise sales upon delivery to our customers.

The impact of the Tax Cuts and Jobs Act on our current and future financial results, including impact of deferred tax assets and the one-time transition tax on unremitted foreign earnings, is uncertain.

        The Tax Cuts and Jobs Act ("TCJA"), which was enacted on December 22, 2017, will have a significant effect on our domestic and international tax positions. The new law lowers the corporate tax rate from 35% to 21% for tax years beginning in 2018, transitions U.S international taxation from a worldwide tax system to a territorial system, and includes a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. The TCJA also eliminates or limits numerous other deductions and tax benefits, and significantly changes international tax rules. As of December 31, 2017, we have not completed our accounting for the tax effects of the TCJA. During the quarter, we recorded a net charge of $25.3 million based on reasonable estimates for those tax effects. Although the tax rate reduction is known, our analysis may also be affected by other analyses related to the TCJA, including, but not limited to, our calculation of the mandatory deemed repatriation of cumulative foreign earnings and the state tax effect of adjustments made to federal temporary differences, which are uncertain at this time. The net charge is subject to revisions as we complete our analysis of the TCJA, collect and prepare necessary data, and interpret any additional guidance issued by the U.S. Treasury Department, Internal Revenue Service ("IRS"), FASB, and other standard-setting and regulatory bodies. Adjustments may materially impact our provision for income taxes and effective tax rate in the period in which the adjustments are made. Given the complexity of the TCJA and the significant changes to prior tax law, its impact and effect on us is uncertain.

We have significant deferred tax assets, and we may not be able to realize these assets in the future.

        We have established a valuation allowance for our net deferred tax assets, primarily due to realized losses and uncertainty regarding our future taxable income. Determining whether a valuation allowance for deferred tax assets is appropriate requires significant judgment and an evaluation of all positive and negative evidence. At each reporting period, we assess the need for, or the sufficiency of, a valuation allowance against deferred tax assets. We intend to maintain a valuation allowance on our net deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances.

If we sell our e-commerce business for cash, we would incur a substantial corporate level income tax liability.

        If we sell our e-commerce business for cash in a transaction taxable to the Company, the corporate level income tax liability to the Company would depend in part on the sales price but would be substantial. Any net operating losses and credits we have that might be used to reduce the income tax liability to the Company would be unlikely to reduce the tax liability by a significant amount.

If we sell our e-commerce business for cash, we may not make any immediate distribution of the after-tax proceeds to stockholders.

        A sale of our e-commerce business for cash would be subject to the approval of our stockholders in accordance with Delaware law. Subject to approval of the stockholders, if we sell our e-commerce business for cash, we may retain some or all of the after-tax proceeds of the sale for use in our blockchain initiatives. Although we currently expect to return a significant portion of the after-tax proceeds to our stockholders within 12 months following the closing of any such sale, by means of a stock repurchase program, dividend, one or more issuer tender offers to our stockholders and/or other methods, any such decisions will depend on our operating results, strategies, business prospects and general economic and market conditions existing at the time. There can be no assurance that we will engage in a stock repurchase program, dividend, issuer tender offer or otherwise distribute or return proceeds to stockholders by any other means in a timely manner or at all. The market price of our common stock could decrease substantially.

We may incur substantial federal income tax expense as a result of the security token offering being conducted by tZERO.

        Our majority-owned subsidiary tZERO launched a security token offering (the "security token offering") of up to $250 million (subject to increase or decrease) of tZERO Security Tokens on December 18, 2017. In the security token offering, tZERO is offering purchasers the right to acquire, if issued by tZERO in the future, tZERO Security Tokens. The security token offering, which has recently been extended to May 14, 2018 (subject to further extension or earlier termination), is ongoing, and there can be no assurance as to whether, at what amount, or on what terms the security token offering will be completed. Although we believe that the sale of the tZERO Security Tokens should be treated as a sale of equity for tax purposes, if the proceeds were treated as income to us for federal income tax purposes, we would have a substantial federal income tax expense as a result of the security token offering.

If we fail to accurately forecast our expenses and revenues, our business may be harmed.

        The rapidly evolving nature of our industry generally and the constantly evolving nature of our business in particular make forecasting our operating results difficult. We periodically implement large, complex and expensive infrastructure upgrades in order to increase our ability to handle larger volumes of sales and to develop or increase our ability to perform a variety of analytical procedures relating to our business. We are continuing to upgrade and further expand these and other components of our infrastructure. As a result of expenditures on our infrastructure and headquarters, our ability to reduce our expenditures is and will be limited, and any significant shortfall in the revenues for which we have built and are continuing to build our business could have a material adverse effect on our financial results and business.

Changes in assumptions, estimates and judgments by management related to complex accounting matters could affect our financial results significantly.

        The rules governing our financial reporting require our management to make many subjective assumptions, estimates and judgments about revenue recognition, accounting for income taxes, and accounting for intangible assets other than goodwill in a business combination. Changes in any of these assumptions, estimates or judgments could change our reported or expected financial performance significantly, and could have a material adverse effect on our financial results and business.

Our income tax provisions and the amounts we reserve for tax contingencies are estimates and are subject to variations and adjustments, and our risk of substantially increased federal income tax liability is substantially increased by the strategic alternatives we are considering. The amounts we ultimately pay may exceed the amounts estimated or accrued.

        Our quarterly tax provision and our quarterly estimate of our annual effective tax rate are subject to significant variations due to several factors. These include variability in accurately predicting our pre-tax and taxable income and loss and the mix of jurisdictions to which they relate, relative changes of expenses or losses for which tax benefits are not recognized, changes in how we do business, fluctuations in our stock price, and changes in law, regulations, and administrative practices. Additionally, our effective tax rate can be more or less volatile based on the amount of pre-tax income. For example, the impact of discrete items and non-deductible expenses on our effective tax rate is greater when our pre-tax income is relatively low. We are subject to audits by a number of tax authorities. The timing of the resolution of income, sales and other tax examinations is highly uncertain, and the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ from the amounts we have accrued. It is possible that within the next 12 months we will receive additional assessments by various tax authorities or reach resolution of tax examinations in one or more jurisdictions. These assessments or settlements may result in changes to our contingencies related to positions on prior years' tax filings and may result in increases to amounts we have accrued. The volatility of our quarterly tax provision, the resolution of matters related to our tax contingencies, and establishment of or increases to any such accruals could have a material adverse effect on our financial results and business. The strategic alternatives we are currently considering increase these risks and the risks that we will incur substantially increased federal income tax liabilities.

A subsidiary of ours owns the land on which we built our headquarters, and we may incur environmental expense and liabilities under the environmental indemnity agreements we entered into in connection with our current credit facility or our prior credit facility.

        In 2014, our wholly-owned subsidiary O.com Land, LLC purchased land near Salt Lake City, Utah on which we have built our new headquarters. The land is part of the Midvale SLAG Superfund Site ("Site"), a former Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") superfund site. O.com Land, LLC is required to follow certain requirements of CERCLA and the consent decree governing remediation of the Site, and its failure to do so could expose us to material environmental liabilities. Further, in connection with the credit facilities we entered into with U.S. Bank and with PCL L.L.C., we entered into broad environmental indemnity agreements relating to the property. Any such environmental liabilities, and any liabilities under any environmental indemnity agreement, could be material and could have a material adverse effect on our financial results and business.

We have incurred substantial indebtedness to an affiliate of our Chief Executive Officer which we are contractually obligated to repay in connection with this offering, and we may be unable to obtain a new credit facility on favorable terms or at all.

        On November 6, 2017, we borrowed $40.0 million under a term loan agreement with PCL L.L.C., a Utah limited liability company ("PCL"). PCL is directly or indirectly wholly owned by John Byrne, who is the brother of our chief executive officer Patrick Byrne, and Dorothy Byrne, who is the mother of Patrick Byrne and John Byrne. We are contractually obligated to repay the PCL loan in full in connection with this offering. However, any other indebtedness we may incur will increase our business risks substantially, including our vulnerability to industry downturns and competitive pressures. Further, additional funds or alternative financing may not be available to us on favorable terms, or at all. If we are unable to obtain a new credit facility or unwilling to obtain one on the terms that may be available to us, we would have no immediate access to borrowed funds, which could have a material adverse effect on our ability to take advantage of opportunities requiring more cash than we then have on hand or to respond to unexpected cash requirements or other liquidity issues that we may face from time to time. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our financial results and business. Further, any other indebtedness we may incur may increase our business risks, including our vulnerability to industry downturns and competitive pressures.

The terms of our term loan agreement include unusual repayment and default triggers.

        Our loan agreement with PCL and the deed of trust and other agreements relating to the loan agreement include unusual mandatory repayment and default provisions. In addition to more customary provisions regarding mandatory prepayments and defaults, each of the following would (i) require mandatory prepayment, (ii) violate the covenants in the loan documents, and/or (iii) constitute an event of default under the loan agreement or related agreements:

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  Overstock changes ownership, merges with or acquires another entity or changes its name;

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  Overstock or Overstock's wholly-owned subsidiary O.Com Land fails to meet all federal, state and local municipality regulations relating to the operations of their respective businesses;

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  Overstock effectuates a material change in its or any of its affiliates' capital structure;

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  Overstock engages in any business activities substantially different from those in which it was engaged on November 6, 2017;

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  the decision making and control of Overstock and/or O.Com Land change in any material respect after November 6, 2017;

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  any diminution in Patrick Byrne's ownership of Overstock occurs;

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  any loss of management control of Overstock by Patrick Byrne occurs;

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  the manager of O.Com Land withdraws as such;

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  Overstock, or any of its affiliates, materially change its/their ownership and/or equity structure after November 6, 2017; and

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  O.Com Land defaults under any agreement in favor of another creditor that may materially affect O.Com Land's ability to perform its obligations under the PCL loan documents.

        These default provisions include matters over which we have no control, and other matters over which neither we nor our Chief Executive Officer Patrick Byrne has any control. Further, some of the provisions are ambiguous. If we default and are unable to cure the default or obtain a waiver, we would be required to repay the full amount then outstanding under the loan agreement, which would have a material adverse effect on our liquidity and financial results and business. In addition, upon a default in payment or the performance of any covenant or condition under the loan documents, the interest rate would increase to 18% per annum, which would make it more difficult to pay amounts due under the loan and could have a material adverse effect on our financial results and business. PCL has informed us that it believes the offering described in this prospectus supplement will trigger the repayment obligation. PCL has provided a limited consent to this offering, conditioned on our repayment in full of PCL's $40 million loan to us, including accrued unpaid interest, within two business days after we receive proceeds of the offering of at least $40 million.

Our obligations under our term loan agreement are secured by our corporate headquarters and the related land, fixtures and certain personal property related to our headquarters.

        Our term loan from PCL is structured as a real estate loan, and our obligations under the loan agreement and related agreements are secured by our corporate headquarters and the related land, fixtures and certain personal property related to our headquarters. If we default and PCL forecloses on our assets we would have to enter into a new lease of the headquarters with a new owner and replace essential equipment, if possible, or relocate our headquarters, and the default and foreclosure would have a material adverse effect on our financial results and business.

Changes in management roles and responsibilities, the loss of key personnel, particularly technical personnel, or any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

        Our performance is substantially dependent on the continued services and on the performance of our senior management and other key personnel. Our performance also depends on our ability to retain and motivate our officers and key employees. Changes in the roles and responsibilities of members of management or the loss of the services of any of our executive officers or other key employees for any reason could harm our business. Members of senior management or key employees may need to take a leave of absence for medical or other reasons. In 2013 our Chief Executive Officer and then Chairman of the Board, Dr. Patrick Byrne, took a two-month leave of absence for medical reasons, and in 2016 he took a three-month leave of absence for medical reasons. We do not have employment agreements with any of our key personnel and we do not maintain "key person" life insurance policies. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. For example, the platform and trading system that may be developed by tZERO, including the technology and intellectual property that may be developed in connection with the project, is expected to be developed primarily by a small number of key employees of tZERO and its affiliates. Competition for such personnel, particularly technical personnel including high-end data engineers, experts in rapidly developing fields including artificial intelligence and machine learning, and other technical experts, is intense. Our failure to attract and retain the necessary personnel could have a material adverse effect on our financial results and business. In addition, certain changes in our relationship with Dr. Patrick Byrne could result in a default under and/or early mandatory pre-payment obligation of our $40 million loan. See "—The terms of our term loan agreement include unusual repayment and default triggers."

Acquisitions we have made and may make will increase costs and regulatory and integration risks.

        From time to time we have acquired, and may in the future acquire, other businesses or the assets of other businesses. The purchase prices of future acquisitions may be substantial. Integrating an acquired business or its assets involves a number of risks and financial, managerial and operational challenges. We have incurred significant expenses in connection with acquisitions we have made in the past, and expect to incur additional expenses in connection with those acquisitions or in connection with other acquisitions we may make in the future. Future acquisitions may also require regulatory approvals. Our profitability has been and may continue to be adversely affected by such acquisitions. Further, acquisitions may also create a need for additional accounting, tax, compliance, documentation, risk management and internal control procedures, and may require us to hire additional personnel to implement, perform and/or monitor such procedures. To the extent our procedures are not adequate to appropriately implement, perform and/or monitor all necessary procedures relating to any new or expanded business, we could be exposed to a material loss or regulatory sanction. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

We are subject to the risk of possibly becoming an investment company under the Investment Company Act.

        The Investment Company Act regulates certain companies that invest in, hold or trade securities. As a result of a portion of our assets consisting of minority investment positions, we are subject to the risk of inadvertently becoming an investment company. Because registration under the Investment Company Act would make it impractical for us to operate our business, we need to avoid becoming subject to the registration requirements of the Investment Company Act. To do so, we intend to monitor the value of our investments and structure transactions to avoid the registration requirements of the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the value of certain of our holdings or adverse developments with respect to our ownership of certain of our subsidiaries, could result in us inadvertently becoming an investment company. If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company. If it were established that the Company were an investment company, this would have a material adverse effect on our business and financial operations and our ability to continue as a going concern.

We are routinely involved in substantial litigation.

        From time to time we receive claims and become subject to lawsuits involving consumer protection, employment, intellectual property and other matters related to the conduct and operation of our business and the sale of products on our Website, including claims by regulators and by customers. In addition, we have in the past been and in the future may be, involved in substantial litigation. We are currently a named defendant in litigation now in the United States Supreme Court regarding the constitutionality of certain state tax laws. See "—Risks Relating to Our E-commerce Business—The United States Supreme Court has granted certiorari in a case seeking to overturn Quill, which if overturned may adversely affect us." Litigation can be costly and time consuming and could divert management and key personnel from our regular business operations. An unfavorable resolution of any substantial litigation matter could have a material adverse effect on our financial results and business.

We may be accused of infringing intellectual property rights of third parties.

        We have been and expect we will continue to be subject to claims that we have infringed the intellectual property rights of others, by offering allegedly infringing products or otherwise. We have contested and expect to continue to contest claims we consider unfounded rather than settling such claims, even when we expect the costs of contesting the claims to exceed the cost of settlement. Any claims may result in significant expenditure of our financial and managerial resources, and may result in us making significant damages or settlement payments or changes to our business. We could be prohibited from using software or business processes, or required to obtain licenses from third parties, which could be expensive or unavailable. Any such difficulties could have a material adverse effect on our financial results and business.

We may be unable to protect our proprietary technology and to obtain trademark protection for our marks.

        Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to protect it, in the United States or elsewhere, which could have a material adverse effect on our business. Further, we may not be able to secure protection for our service marks or trademarks in the United States or elsewhere as we expand internationally. Our competitors might adopt product or service marks similar to our marks, or might try to prevent us from using our marks. Any claim by another party against us or customer confusion related to our trademarks, or our failure to obtain trademark registration, could have a material adverse effect on our financial results and business.

We engage in related party transactions, which could result in conflicts of interest involving our management.

        We have engaged in the past, and continue to engage, in related party transactions with members of our management, including with Patrick Byrne, our Chief Executive Officer and a director, and Saum Noursalehi, our President, Retail, and their affiliates. In November 2017, our subsidiary O.com Land, borrowed $40 million from PCL, an entity owned by the brother and mother of Dr. Byrne. We guaranteed the loan and secured it by pledging our corporate headquarters, the land on which it is located and certain fixtures and personal property related to the property. In connection with the loan, O.com Land entered into an environmental indemnity agreement in favor of PCL. The loan is subject to mandatory prepayment under certain circumstances, and we will be required to repay it in full after consummation of the offering described in this prospectus supplement. See "—We have incurred substantial indebtedness to an affiliate of our Chief Executive Officer which we are contractually obligated to repay in connection with this offering, and we may be unable to obtain a new credit facility on favorable terms or at all," and "—The terms of our term loan agreement include unusual repayment and default triggers." Dr. Byrne is also a party to our Memorandum of Understanding ("MOU") with Hernando de Soto and personally plans to pay $14 million to help launch the project contemplated by the MOU, and to receive a 17% ownership interest in DeSoto, 50% of the common stock of which is to be owned by Medici Ventures. Dr. Byrne is expected to serve as Co-chairman and Chief Executive Officer of DeSoto. In addition, we are party to a software licensing agreement with SiteHelix Inc., an entity majority-owned by our President, Retail and Board member Saum Noursalehi, pursuant to which we have made payments to SiteHelix totaling approximately $31,000 during the two years ended December 31, 2017. In February 2018, we also purchased the assets of Rental Roost and Houserie, companies in which our Senior Vice President Vikram Raghavan is a shareholder, for a combined purchase price of $600,000, and in January 2018, Medici Ventures purchased an interest in Bitsy, Inc., a startup company founded and one-third owned by Medici Ventures' chief operating officer and general counsel, for $1 million. We have policies and procedures in connection with entering into related party transactions, including a requirement for audit committee approval, which were followed in connection with the foregoing transactions. However, related party transactions may present conflicts of interest and could result in disadvantages to our company, which could materially and adversely affect us.

Our ownership of less than 100% of tZERO and other subsidiaries may cause conflicts of interest.

        At December 31, 2017, our wholly-owned subsidiary Medici Ventures owned 81%, and it currently owns approximately 80%, of the outstanding common stock of tZERO, and tZERO employees, former employees and others own the balance of the shares. Medici Ventures has issued employee stock options that may result in our owning less than 100% of Medici Ventures in the future, which would also reduce our effective interest in tZERO. The boards of directors of tZERO and Medici Ventures must consider the interests of all of their stockholders, and the interests of the individual stockholders may differ from our interests. Any significant divergence between our interests and the interests of other stockholders, who are also likely to be employees, of our majority-owned subsidiaries, could result in disagreements regarding business matters and could have an adverse effect on employee morale, which could have an adverse effect on our business.

Our 50% subsidiary DeSoto is a public benefit corporation.

        Our subsidiary Medici Ventures has formed DeSoto as a public benefit corporation under Delaware law. Directors of traditional corporations, including Overstock and Medici Ventures, are required to make decisions they believe to be in the best interests of their stockholders. The directors of DeSoto are required by Delaware law to manage DeSoto in a manner that balances (1) DeSoto's stockholders' pecuniary interests, (2) the best interests of those materially affected by DeSoto's conduct, and (3) DeSoto's public benefit purpose, which is to promote full financial inclusion, economic advancement, and enfranchisement of individuals, by creating systems using blockchain and other technologies that help individuals prove rightful ownership of assets, capitalize their assets, and establish a formal identity. As a result, DeSoto may not have the same focus on profitability that Overstock and Medici Ventures have, and the duties of the officers and directors of DeSoto, some of whom also are or will be officers and/or directors of Overstock and/or Medici Ventures, may conflict with the duties of the officers and directors of Medici Ventures and Overstock. Even in the absence of common directors, conflicts of interest may arise. In addition, DeSoto does not currently have a specific plan to generate revenues or profits, and does not expect to generate revenues or profits for the foreseeable future, and we may need to provide additional capital to DeSoto.

We and tZERO have each recently received notice that the staff of the SEC's Division of Enforcement is conducting an investigation and has requested information regarding the tZERO security token offering.

        In February 2018, the Division of Enforcement of the SEC informed tZERO and subsequently informed us that it is conducting an investigation and requested that we and our affiliates, including Medici Ventures and tZERO voluntarily provide certain information and documents related to tZERO and the tZERO security token offering in connection with its investigation. We are in the process of responding to these document requests and intend to cooperate fully with the SEC in connection with its investigation, which will require the time and attention of tZERO and our personnel, and may have an adverse effect on our ability to focus attention on our businesses and our ability to raise capital. In addition, the investigation could result in a delay of the tZERO security token offering, negative publicity for tZERO or us, and may have a material adverse effect on us or on the current and future business ventures of tZERO.

Risks Relating to Our Current Review of Strategic Initiatives

We are exploring strategic initiatives, and decisions we may make could have material adverse effects on our business and the market price of our common stock.

        We are currently exploring certain strategic initiatives, and decisions we make could change our business fundamentally and increase the risks and uncertainties of our business substantially. We are considering a range of potential transactions, including without limitation a sale of our e-commerce business, a sale of the entire company and additional equity or debt financings. There can be no assurance that we will pursue or consummate any strategic transaction or, if consummated, that any such transaction will ultimately be favorable to the Company and its stockholders. Any such transaction could materially adversely affect our business and financial results. In addition, our exploration of strategic and financing options has required and will continue to require significant time and attention by our management, and the incurrence of significant expenses. Further, our efforts to keep investors informed about our consideration of strategic alternatives may result in distraction among our employees and may adversely affect our business.

If we sell our e-commerce business, our revenues will decrease substantially, we will need to develop new businesses and sources of revenue, and our business, financial results and prospects may be materially adversely affected.

        If we sell our e-commerce business in order to focus on our efforts on our Medici initiatives, our revenues would decrease to an insignificant amount. Our e-commerce business is a relatively mature and predictable business compared to our Medici initiatives, which have a short history, minimal revenues, significant expenses, significant losses and significant uncertainties, and conduct business in a new and rapidly changing industry. We would continue to bear most of the expenses we currently bear as a publicly held company, but would have to build a new business and develop new sources of revenue based on our blockchain initiatives, and there is no assurance that we would be able to do so or, even if we could do so, that our new business could become profitable.

The price of our common stock has increased substantially recently. If we determine not to sell our Company or our e-commerce business or make other fundamental changes to our business, the price of our common stock may decrease significantly.

        The trading prices of our common stock have increased substantially recently. In the third quarter of 2017, our common stock traded at a low of $14.30; in the fourth quarter of 2017 it traded at a high of $82.70. To the extent that the stock price increases resulted from our disclosures about our exploration of strategic alternatives, any decision or announcement of any decision we may make not to pursue any such strategic alternatives, or to pursue a strategic alternative at a price less than what is anticipated by the market, could cause the market price of our common stock to decrease significantly.

If we sell our e-commerce business in order to focus on our blockchain initiatives and related efforts, risks relating to our Medici businesses, including our tZERO initiatives, that may be immaterial to us now would likely each become a material risk to us.

        If we sell our e-commerce business in order to focus on our blockchain initiatives and related efforts, we would immediately become a much smaller company than we are now. Consequently, risks relating to our Medici businesses, including our tZERO initiatives, which may currently be immaterial to us, would in all likelihood each become material risks to us. See "—Risks Relating to Our Medici Business," and "—Risks Relating to Our tZERO Initiatives" below.

If we sell our e-commerce business, the Compensation Committee of our Board of Directors may accelerate the vesting, in whole or in part, of some or all outstanding restricted stock units under our Equity Incentive Plan.

        If we sell our e-commerce business, the Compensation Committee of our Board of Directors may accelerate the vesting, in whole or in part, of some or all outstanding restricted stock units ("RSUs") under our 2005 Equity Incentive Plan, which would result in an increase in the number of shares outstanding, and would dilute stockholders' ownership of our company. Any such determination would be subject to the discretion of the Compensation Committee and such factors as the Compensation Committee might then deem relevant.

Risks Relating to Our E-commerce Business

Our business depends on the Internet, our infrastructure and transaction-processing systems.

        We are completely dependent on our infrastructure and on the availability, reliability and security of the Internet and related systems. Substantially all of our computer and communications hardware is located at a single Overstock-owned and -operated facility. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, cyber-attacks, acts of war, break-ins, earthquake and similar events. Our back-up facility is not adequate to support sales at a high level. Our servers and applications are vulnerable to malware, physical or electronic break-ins and other disruptions, the occurrence of any of which could lead to interruptions, delays, loss of critical data or the inability to accept and fulfill customer orders. Any system interruption that results in the unavailability of our Website or our mobile app or reduced performance of our transaction systems could interrupt or substantially reduce our ability to conduct our business. We have experienced periodic systems interruptions due to server failure, application failure, power failure and intentional cyber-attacks in the past, and may experience additional interruptions or failures in the future. Any failure or impairment of our infrastructure or of the availability of the Internet or related systems could have a material adverse effect on our financial results and business.

We rely upon paid and unpaid natural search engines including Google to rank our product offerings, and our financial results may suffer if we are unable to regain our prior rankings in natural searches.

        We rely on paid and unpaid natural search engines to attract consumer interest in our product offerings. Google's search engine is dominant in our business, and has historically been a significant source of traffic to our website, much of it at essentially no incremental cost to us. If the changes we believe Google made in 2017 prevent us from regaining our prior rankings in Google's natural search engine, we will have to utilize more expensive marketing channels or otherwise compensate for the loss of some of the natural search traffic, and if we are unable to do so, our financial results may suffer and the changes may have a material adverse effect on our business.

The search engines, including Google, Bing, and Yahoo! may continue to change their ranking algorithms, which may further adversely affect our product offerings in paid and/or unpaid searches, and we may at times be subject to ranking penalties if the operators of search engines believe we are not in compliance with their guidelines.

        Potential and existing customers use search engines provided by search engine companies, including, but not limited to, Google, Bing, and Yahoo!, which use algorithms and other devices to provide users a natural ranked listing of relevant Internet sites matching a user's search criteria and specifications. Search engine companies change their natural search engine algorithms periodically, and our ranking in natural searches may be adversely affected by those changes, as has occurred from time to time, and which, we believe, occurred again during 2017, reducing our revenue compared to the year ended December 31, 2016, and leading us to pursue revenue growth in other more expensive marketing channels. Search engine companies may also determine that we are not in compliance with their guidelines from time to time, as has occurred in the past, and they may penalize us in their search algorithms as a result.

Some shoppers may not utilize the search engines at all, and we may be unable to reach some of those shoppers.

        Large marketplace websites and sites which aggregate marketplace sellers with a large product selection are becoming increasingly popular, and we may not be able to place our products on these sites to take advantage of their internal search platforms. Further, some shoppers may begin their searches at a competitor's website, and may not utilize traditional search engines at all. Our inability to place products on or access these sites may have a material adverse effect on our business.

We are subject to cyber security risks and risks of data loss or other security breaches.

        Our business involves the storage and transmission of users' proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, and to resulting claims, fines, and litigation. We have been subjected to a variety of cyber-attacks, which have increased in number and variety over time. We believe our systems are probed by potential hackers virtually 24/7, and we expect the problem will continue to grow worse over time. Cyber-attacks may target us, our customers, our suppliers, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, any of which could have a material adverse effect on our financial results and business. Moreover, any insurance coverage we may carry may be inadequate to cover the expenses and other potential financial exposure we could face as a result of a cyber-attack or data breach.

Our dependence on payment card payments increases our risks.

        Most of our customers use credit or other payment cards to pay for their purchases. Under payment card rules and our contracts with our card processors, if we experience a breach of payment card information or fail to follow payment card industry security standards, we could incur significant fines, higher transaction costs or lose our ability to give customers the option of using payment cards. If we were unable to accept payment cards, it would have a material adverse effect on our financial results and business.

Tariffs or other measures that increase the effective price of products we or our suppliers or fulfillment partners import into the United States could have a material adverse effect on our business.

        We and many of our suppliers and fulfillment partners source a large percentage of the products we offer on our Website from China and other countries. If the United States imposes tariffs or other measures that directly or indirectly increase the price of products we or they import and that we offer on our Website, the increased prices could have a material adverse effect on our financial results and business.

We face intense competition and may not be able to compete successfully against existing or future competitors.

        The e-commerce market is evolving rapidly and intensely competitive. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. We currently compete with numerous competitors, including:

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  online retailers with or without discount departments, including Amazon.com, AliExpress (part of the Alibaba Group), eBay, and Rakuten.com (formerly Buy.com);

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  online specialty retailers such as Blue Nile, Bluefly, Houzz, Jet.com, Wayfair, Zappos.com, and Zulily;

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  private sale sites such as Groupon, Living Social and Rue La La;

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  furniture specialists including Ashley Furniture, Bob's Discount Furniture, Havertys, Raymour & Flanigan and Rooms To Go;

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  traditional general merchandise and specialty retailers and liquidators including Barnes and Noble, Bed, Bath & Beyond, Best Buy, Costco, Crate and Barrel, Ethan Allen, Gilt, Home Depot, HomeGoods, Hudson's Bay Company, IKEA, J.C. Penney Company, Kirkland's, Kohl's, Lands' End, Lowe's, Macy's, Nordstrom, Pier 1 Imports, Pottery Barn, Restoration Hardware, Ross Stores, Saks Fifth Avenue, Sears, T.J. Maxx, Target, Wal-Mart and Williams-Sonoma, all of which also have an online presence; and

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  liquidation e-tailers such as SmartBargains.

        We expect that existing and future traditional manufacturers and retailers will continue to add or improve their e-commerce offerings, and that our existing and future e-commerce competitors, including Amazon, will continue to increase their offerings and delivery capabilities. Many of our competitors specialize in one or more of the areas in which we offer products. For example, our furniture offerings compete with more than 100 online retail furniture websites, in addition to many more traditional furniture retail specialists. Some of our competitors run at net losses to gain market share in the online retail market. Competition from Amazon and from other competitors, many of whom have longer operating histories, larger customer bases, greater brand recognition, greater access to capital and significantly greater financial, marketing and other resources than we do, affect us and could have a material adverse effect on our financial results and business.

Our competitors may directly increase our marketing costs and also may cause us to decrease certain types of marketing.

        In addition to competing with us for customers, suppliers, and employees, our competitors may directly increase our operating costs, by driving up the cost of various forms of online advertising, as has happened recently, or otherwise. We may elect to decrease our use of sponsored search or other forms of marketing from time to time in order to decrease our costs, which may have a material adverse effect on our financial results and business. We may also elect to spend additional amounts on sponsored search or other forms of marketing from time to time in order to increase traffic to our Website, or to take other actions to increase traffic and/or conversion, and the additional expenditures may have a material adverse effect on our financial results and business.

Our business depends on effective marketing, including marketing via email and social networking messaging, and we intend to increase our spending on marketing and branding, which may adversely affect our financial results.

        We depend on effective marketing and high customer traffic. We depend on email to promote our site and offerings and to generate a substantial portion of our revenue. If a significant portion of our target customers no longer utilize email, or if we are unable to effectively and economically deliver email to our potential customers, whether for legal, regulatory or other reasons, it would have a material adverse effect on our business. We also rely on social networking messaging services for marketing purposes, and anything that limits our ability or our customers' ability or desire to utilize social networking services could have a material adverse effect on our business. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business. Further, as part of our growth strategies, we intend to increase our spending on marketing and branding initiatives significantly, which may adversely affect our financial results. There is no assurance that any increase in our marketing or branding expenditures will result in increased market shares or will ultimately have a positive effect on our financial results or as to whether or when our cash flow may improve or become positive or our cash position may improve.

If one or more states successfully asserts that we should collect sales or other taxes on the sale of our merchandise or the merchandise of third parties that we offer for sale on our Website, or that we should pay commercial activity taxes, our business could be harmed.

        We generally do not collect sales or other similar taxes on sales of goods into states where we have no duty to do so under federal court decisions construing applicable constitutional law. If any jurisdiction where we do not or did not collect sales or other taxes successfully asserts that we should do so or should have done so, or should otherwise have collected or paid other types of taxes, it could have a material adverse effect on our business. Several states have enacted laws requiring remote vendors to notify resident purchasers in those states of their obligation to pay a use tax on their purchases and, in some instances, to report untaxed purchases to the state tax authorities. Other states have enacted legislation to require retailers without a physical presence in the state to collect and remit state sales taxes if they engage in any activity in connection with the selling, leasing or delivery of tangible personal property or taxable services within the state. In the past we have terminated affiliate marketing websites as a result of efforts by certain states to require us to collect sales taxes based on the presence of our third-party Internet advertising affiliates in those states, and we may do so again, which may have material adverse effect on our financial results and business. Additionally, states may seek to apply economic pressure by enacting similar or new laws, or revising their existing tax positions, to force or encourage remote retailers to collect and remit sales tax. Such laws could harm our business by imposing notice burdens upon us, by requiring transaction notices that would adversely affect sales, or by discouraging customer purchases by requiring detailed purchase reporting. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

The United States Supreme Court has granted certiorari in a case seeking to overturn Quill, which if overturned may adversely affect us.

        On January 12, 2018, the U.S. Supreme Court granted certiorari in a case in which South Dakota seeks to have a statute imposing economic nexus standards on us and other remote sellers like us upheld by the Supreme Court. We are a named defendant in the case. In its petition for certiorari, South Dakota has asked the Supreme Court to overturn the sales and use tax physical presence nexus requirement previously upheld by the Supreme Court in 1992 in Quill v. North Dakota. We believe that approximately a dozen other states have enacted laws similar or somewhat similar to South Dakota's measures. If the Supreme Court overturns Quill, we could face significant additional requirements to collect sales and use taxes in a number of states, and the requirements could have a material adverse effect on our financial results and business.

Economic factors, including our increasing exposure to the U.S. housing industry, may adversely affect us.

        Economic conditions, particularly any weakness in the United States housing market, may adversely affect our financial performance. Over the last few years, the percentage of our sales from home and garden products has increased substantially. We believe that our sales of home and garden products are affected by the strength of the U.S. housing industry, and that downturns in the U.S. housing industry could have a material adverse effect on our financial results and business.

Decreases in discretionary consumer spending may have an adverse effect on us.

        A substantial portion of the products and services we offer are products or services that consumers may view as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Difficult macro-economic conditions, particularly high levels of unemployment or underemployment, also impact our customers' ability to obtain consumer credit. Other factors, including consumer confidence, employment levels, interest rates, tax rates, consumer debt levels, and fuel and energy costs could reduce consumer spending or change consumer purchasing habits. Slowdowns in the U.S. or global economy, or an uncertain economic outlook, could materially adversely affect consumer spending habits and could have a material adverse effect on our financial results and business.

We are attempting to expand our international business, which could adversely affect us.

        We sell products in international markets, and are attempting to expand into some of these markets. International sales and transactions, and our efforts to expand them, are subject to inherent risks and challenges that could adversely affect us, including:

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  the need to develop new supplier and manufacturer relationships;

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  the need to comply with additional U.S. and foreign laws and regulations;

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  changes in international laws, regulatory requirements, taxes and tariffs;

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  our limited experience with different local cultures and standards;

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  geopolitical events, such as war and terrorist attacks;

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  the risk that the products we offer may not appeal to customers in international markets; and

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  the additional resources and management attention required for such expansion.

        Penalties for non-compliance with laws applicable to international business and trade, including the U.S. Foreign Corrupt Practices Act, could have a material adverse effect on our business. Foreign data protection, privacy and other laws and regulations are different and often more restrictive than those in the United States. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices, which may adversely affect our business. To the extent that we make purchases or sales denominated in foreign currencies, we would have foreign currency risks, which could have a material adverse effect on our financial results and business.

We face risks related to automating our process for onboarding new products.

        We are in the process of automating portions of our new product onboarding process that we previously performed manually. As we do so, there is a risk that inappropriate content or products we prohibit may not be properly identified by our new systems and may appear on our Website until we identify and remove them. The appearance of any such products or content on our Website could violate applicable laws or regulations, result in damage to our brand and/or result in claims, fines or penalties, and could have a material adverse effect on our business.

We face risks relating to our inventory and returns.

        In our direct business, we sell merchandise that we have purchased and hold in inventory. In addition, subject to our returns policies, we accept returns of products sold through our partners as well as products we sell in our direct business, and we have the risk of reselling the returned products. We assume the risks of inventory damage, theft and obsolescence, as well as risks of price erosion for these products, and we sometimes sell merchandise at a loss. Our risk of losses in our direct business is especially significant because much of the merchandise we sell is subject to seasonal trends, fashion trends, rapid technological change, obsolescence and price erosion, and because we sometimes make large purchases of particular types of inventory. Difficulties we may experience with our inventory or returns could have a material adverse effect on our financial results and business.

If we do not successfully optimize and operate our warehouse, distribution centers and customer service operations, our business could be harmed.

        We have expanded, contracted and otherwise modified our warehouse, distribution centers and customer service operations from time to time in the past, and expect that we will continue to do so. We also contract with third parties to operate warehouses and distribution centers, receive returns and process orders. If we or our third-party providers do not successfully optimize and operate our warehouse, distribution centers and customer service operations, it could significantly limit our ability to meet customer demand, customer shipping or return time expectations, or result in excessive costs and expenses for the size of our business. Because it is difficult to predict demand, we may not be able to manage our facilities in an optimal way, which may result in excess or insufficient inventory or warehousing capacity. We may also fail to staff our fulfillment and customer service centers at optimal levels. Our failure to manage our warehouse operations, distribution centers or our fulfillment and customer service centers optimally could adversely affect our financial results and customer experience, and could have a material adverse effect on our financial results and business.

We depend on a large number of other companies to perform functions critical to our ability to deliver products and services to our customers.

        We depend on a large number of other companies, including a large number of independent fulfillment partners whose products we offer for sale on our Website, to perform functions critical to our ability to deliver products and services to our customers. We depend on our fulfillment partners to perform a number of traditional retail operations such as maintaining inventory, preparing merchandise for shipment to our customers and delivering purchased merchandise on a timely basis. We also depend on the delivery services that we and they utilize. Difficulties with any of our significant fulfillment partners or with any of the delivery services, regardless of the reason, could have a material adverse effect on our financial results and business.

Risks associated with the suppliers from whom we or our fulfillment partners source products and risks regarding the safety, labelling, content or quality of those products could adversely affect our financial performance.

        We depend on our and our fulfillment partners' ability to supply products in a timely and efficient manner. We rely on suppliers' representations of product safety, content and quality. We also rely on our suppliers and partners to ensure proper labelling of products. Issues or concerns regarding product safety, labelling, content or quality could result in consumer or governmental claims and could adversely affect our financial results and business. Any indemnity agreement we may have with a supplier or partner of a product may be inadequate or inapplicable, and any insurance coverage we may carry may be inadequate. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Each of our offerings faces specialized competition and involves regulatory risks.

        We offer a variety of services and product offerings, including specialized services and product offerings, such as advertising related to automobiles and for various types of loans, credit cards and insurance offerings, as well as food products. Each of these is subject to substantial regulation and competition. For example, many states and other jurisdictions, including Utah, where we are located, have regulations governing the conduct of automobile sellers and public advertising for automobile sales. We have no ability to know whether the information the automobile advertisers or other advertisers provide is correct. More generally, we have no ability to ensure that our partners or others with whom we do business will comply with all laws and regulations applicable to them and their transactions. Any negative publicity we receive regarding any allegations of unlawful or deceptive conduct may damage our reputation, our ability to attract new customers to our main shopping site, and our brand name generally. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Our decision to accept and hold cryptocurrency, such as bitcoin, may subject us to exchange risk and additional tax and regulatory requirements.

        In January 2014, we began accepting bitcoin as a form of payment for purchases on our website, and we now accept approximately 50 different cryptocurrencies. Neither bitcoin nor any of the other cryptocurrencies that we accept are considered legal tender or backed by any government, and bitcoin and other cryptocurrencies have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. In September 2014, we began accepting bitcoin internationally. The use of cryptocurrency such as bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. Our Board of Directors has authorized us to hold, in bitcoin, up to 50% of our sales revenues paid for by customers in bitcoin. From time to time we hold bitcoin and other cryptocurrencies directly, and we have exchange rate risk on the amounts we hold as well as the risks that regulatory or other developments may adversely affect the value of the cryptocurrencies we hold. At December 31, 2017, we held cryptocurrencies with a carrying value of $1.5 million. We may choose not to hedge or may be unable to fully hedge our exposure to cryptocurrencies and may at times be unable to convert cryptocurrencies to U.S. dollars. We could suffer significant monetary losses if the cryptocurrencies that we hold decline in value. If any regulatory authority asserts that we require a license or other regulatory approval to conduct business or own an interest in other businesses involving cryptocurrencies, it could have a material adverse effect on our financial results and business.

We have an evolving business model, which increases the complexity of our business.

        Our business model has evolved in the past and continues to do so. In prior years we added additional types of services and product offerings and in some cases we modified or discontinued those offerings, and in some cases have re-launched offerings we had previously terminated. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix and the mix of direct/partner sourcing of the products we offer. The additions and modifications to our business have increased the complexity of our business and impacted our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by consumers could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

The seasonality of our business places increased strain on our operations.

        A disproportionate amount of our sales normally occur during our fourth quarter. If we, or our partners, do not stock or are otherwise unable to source products sufficient to meet customer demand, our business would be adversely affected. We may experience an increase in our net shipping cost due to complimentary upgrades and the expense of shipments necessary to ensure timely delivery for the holiday season. In addition, we may be unable to adequately staff our fulfillment and customer service centers during peak periods, and delivery services and other fulfillment companies and customer service providers may be unable to meet the seasonal demand. The occurrence of any of the foregoing, or the occurrence of a disappointing fourth quarter for any reason, could have a material adverse effect on our financial results and business.

Existing or future government regulation could harm our business.

        We are subject to regulation at the federal, state, local and international levels, including regulation relating to privacy, security, retention, transfer and use of personal user information and telemarketing laws. Increasing regulation may increase the cost of our business and may further restrict our marketing efforts. Our expanding business model may trigger additional regulatory scrutiny. Existing laws, including those governing advertising, product labeling, product content requirements and product safety, may cause us to incur expenses. We may be subject to claims related to personal injury, death, environmental or property damage. We are periodically required to participate in product recalls. We may incur expense in connection with any of the foregoing or other matters or actions which may not be covered by any liability insurance we may carry. These current and future laws and regulations could have a material adverse effect on our financial results and business.

Mobile commerce is becoming increasingly significant to us.

        Mobile commerce within our iOS and Android apps is becoming increasingly significant to us. Customers who shop on mobile devices may behave differently from our other customers. If we fail to successfully develop app-specific features or if we fail to keep up with mobile technology and adapt to the changing mobile landscape, it could have a material adverse effect on our business.

Changes we are making to Club O or our loss of Club O Gold members could adversely affect us.

        We are planning changes to our Club O offerings in order to enhance the value of Club O to our customers and the value of our Club O customers to us. However, any changes risk alienating or confusing some customers. Because our Club O Gold members tend to be particularly valuable customers, a loss of a significant number of them would have an adverse effect on us. Further, if we fail to successfully implement the changes we are planning or otherwise fail to develop and market our Club O offerings, it could have a material adverse effect on our business.

Our insurance coverage and indemnity rights may not adequately protect us against loss.

        The types, coverage, or the amounts of any insurance coverage we may carry from time to time may not be adequate to compensate us for any losses we may actually incur in the operation of our business. Further, any insurance we may desire to purchase may not be available to us on terms we find acceptable or at all. We are not indemnified by all of our suppliers, and any indemnification rights we may have may not be enforceable or adequate to cover actual losses we may incur as a result of our sales of their products. Actual losses for which we are not insured or indemnified, or which exceed our insurance coverage or the capacity of our indemnitors or our ability to enforce our indemnity agreements, could have a material adverse effect on our business.

We are partially self-insured with respect to our employees' health insurance. If the actual costs of these claims exceed the amounts we have reserved for them, we would incur additional expense.

        Beginning January 1, 2017, we are partially self-insured with respect to our employees' health insurance, except to the extent of stop-loss coverage that limits our losses both on a per employee basis and an aggregate basis. The actual costs of our employees' health insurance claims could exceed our estimates of those costs for a number of reasons, including more claims or larger claims than we expect, and increases in the costs of healthcare generally. If the actual cost of our employees' health insurance claims and related expenses exceeds the amounts we have accrued, we may be required to record additional charges for these claims and/or to establish additional reserves, which could have a material adverse effect on our financial results and business.

Risks Relating to Our Medici Business

The businesses that we are pursuing through our Medici initiatives are novel and subject to technical, operational, financial, regulatory, legal, reputational and marketing risks.

        In August 2015, we acquired the assets and business of a fintech company and in January 2016, we acquired two registered broker-dealers (our "broker-dealer subsidiaries") that were affiliated with the fintech company. We have limited experience with the operation of fintech companies or of broker-dealers. In December 2016, we issued publicly-traded securities traded exclusively on a registered alternative trading system operated by one of our majority-owned broker-dealer subsidiaries, the ownership of which is tracked on a blockchain. Our majority-owned subsidiary tZERO is working on other potential financial applications of blockchain technology, including the potential development of a trading platform for digital "tokens" or "coins" treated as securities. See "—Risks Relating to Our tZERO Initiatives" below. These are areas in which we do not have substantial experience, and which are subject to the risks of new and novel businesses, including technical, operational, financial, regulatory, legal and reputational risks, as well as the risk that we may be unable to market, license or sell our technology successfully or profitably. The occurrence of any such risks could have a material adverse effect on our financial results and business.

We may be required to write off amounts relating to our interests in startup businesses.

        At December 31, 2017, Medici Ventures held minority interests totaling approximately $12 million in several companies that are in the startup or development stages. These interests are inherently risky because the markets for the technologies or products these companies are developing are typically in the early stages and may never materialize. Additionally, since these interests are in companies that are in the early startup or development stages, even if their technology or products are viable, they may not be able to obtain the capital or resources necessary to successfully bring their technology or products to market. Furthermore, we have no assurance that the technology or products of our investees would be successful, even if they were brought to market. We have in the past and may in the future write off additional amounts related to these interests. Any such write-offs could be material, and could have a material adverse effect on our financial results and business.

Our ownership interest in Bitt Inc. may expose us to additional risks.

        In 2016, Medici acquired an equity interest in Bitt, Inc., a startup company based in Barbados, which is pursuing a variety of digital currency transfer and payment businesses in the Caribbean. Virtually every state in the U.S. regulates money transmitters and money services businesses. In some states the licensing requirements and regulations expressly cover companies engaged in digital currency activities; in other states it is not clear whether or how the existing laws and regulations apply to digital currency activities. Further, U.S. federal law requires registration of most such businesses with the Financial Crimes Enforcement Network ("FinCEN"). These licenses and registrations subject companies to various anti-money laundering, know-your-customer, record-keeping, reporting and capital and bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies. Under U.S. federal law, it is a crime for a person, entity or business that is required to be registered with FinCEN or licensed in any state to fail to do so. Further, under U.S. federal law, anyone who owns all or part of an unlicensed money transmitting business may be subject to civil and criminal penalties. Bitt has represented to us that it has not taken any action that could subject it to registration with FinCEN or to the licensing requirements in any state and has agreed that it will not do so until it has become properly licensed in all required states and registered with FinCEN. However, if Bitt makes an error, even inadvertently, we could be subject to potential civil and criminal penalties. Any such penalties, or even the allegation of criminal or other illegal activities, could have a material adverse effect on us and on our financial results and business.

Our ownership interest in Bitsy Inc. may expose us to additional risks.

        In January 2018, Medici purchased an interest in Bitsy, Inc., a U.S.-based startup company founded and one-third owned by Medici's chief operating officer and general counsel, for $1 million. Bitsy plans to build a regulatory-compliant bridge between the U.S. Dollar and cryptocurrencies, and also hopes to be able to offer our customers the ability to purchase crypto currencies on or through our website. Much like the businesses Bitt is pursuing as described above, various aspects of the business that Bitsy plans to engage in are heavily regulated. Virtually every state in the U.S. regulates money transmitters and money services businesses. In some states the licensing requirements and regulations expressly cover companies engaged in digital currency activities; in other states it is not clear whether or how the existing laws and regulations apply to digital currency activities. These licenses and registrations subject companies to various anti-money laundering, know-your-customer, record-keeping, reporting and capital and bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies. Bitsy has confirmed to us that it intends to register with FinCEN and to obtain all licenses it is required to obtain. Under U.S. federal law, it is a crime for a person, entity or business that is required to be registered with FinCEN or licensed in any state to fail to do so. Further, under U.S. federal law, anyone who owns all or part of an unlicensed money transmitting business may be subject to civil and criminal penalties.

If we do not keep pace with technological changes, it may impair our ability to market, license or sell the products and services developed as part of our Medici initiatives.

        The market for products and services based on blockchain technology is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. The success of our Medici initiatives depends on several factors, including the timely completion, introduction and market acceptance of such products and services. Failure in this regard may significantly impair our competitiveness and financial results. In addition, we may need to continuously modify and enhance our offerings to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of products and services to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our products and services. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

The blockchain related products and services that we are developing as part of our Medici initiatives have the potential to be used in ways we do not intend, including for criminal or other illegal activities.

        Blockchain related products and services, in particular cryptocurrencies, have the potential to be used for financial crimes or other illegal activities. Because the Medici initiatives are novel there are uncertainties regarding any legal and regulatory requirements for preventing blockchain related products and services from being put to such uses, and there are uncertainties regarding the liabilities and risks to the Company if we are unable to prevent such uses. Even if we comply with all laws and regulations regarding financial and blockchain related products and services, we have no ability to ensure that our customers, partners or others to whom we license or sell our products and services comply with all laws and regulations applicable to them and their transactions. Any negative publicity we receive regarding any allegations of unlawful uses of our Medici initiatives could damage our reputation. More generally, any negative publicity regarding unlawful uses of blockchain technology in the marketplace could reduce the demand for our products and services. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Risks Relating to Our tZERO Initiatives

Risks Related to tZERO's Business

tZERO has a limited operating history, which makes it hard to evaluate its ability to generate revenue through operations, and at the date of this prospectus supplement, tZERO has not generated revenue from any commercially available blockchain-based application.

        tZERO was formed in 2014 to develop blockchain and financial technology as part of Overstock's Medici initiatives. tZERO's limited operating history makes it difficult to evaluate its current business and future prospects. tZERO has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate uses of its limited resources, gaining market acceptance, managing a complex regulatory landscape and developing new products. tZERO's current operating model may require changes in order for it to scale its operations efficiently. Investors in our common stock should consider tZERO's business and prospects in light of the risks and difficulties it faces as an early-stage company focused on developing products in the field of financial technology. To date, tZERO has focused on developing its business and exploring opportunities for novel applications of blockchain technology. As a result of its early stage of development, tZERO has not generated revenue from any commercially available blockchain-based applications. tZERO has generated limited revenue and has accumulated losses since its inception. As such, tZERO's has historically been dependent upon continued financial support from us, which we have provided but are under no obligation to continue to do so.

tZERO may not successfully develop, launch, market, or sell its DLR Software.

        tZERO anticipates that its first commercially available blockchain-based product will be DLR Software. The DLR Software is currently in customer production testing, which is being conducted by StockCross, and tZERO has not yet entered into any commercial licenses with any licensees. The DLR Software is intended to help broker-dealer licensees with stock inventory to both load and manage their inventory in order to assist short sellers of public securities in establishing that they have located available shares in the U.S. public securities market prior to effecting short sales. The DLR Software is intended to enable licensees to create a blockchain-based record of the shares that the licensee has made available for "locates" using customizable DLR Software functionality and of the daily purchases of the right to "locate" specifically identified shares for purposes of compliance with regulatory requirements. Although tZERO believes that the DLR Software provides broker-dealers with a better solution than the system currently in use for identifying "locates," the existing system is firmly entrenched and is controlled by firms with substantially greater resources than tZERO or Overstock. tZERO may not successfully develop, launch, market or sell its DLR Software.

        The commercial viability of the DLR Software is dependent on the ability of broker-dealer licensees to offer the DLR Software as an effective means of satisfying the regulatory obligations of those effecting short sales. Regulation SHO under the Exchange Act ("Regulation SHO"), as interpreted and implemented by the SEC, is the principal regulation governing short sales. In preliminary discussions with regulators regarding the application of DLR Software, certain members of the SEC staff have expressed concerns regarding whether locates issued utilizing the DLR Software would provide customers of broker-dealer licensees with a valid locate for purposes of Regulation SHO unless certain conditions were satisfied by the issuing broker-dealers. The broker-dealer licensees of DLR Software, as the parties issuing locates for purposes of Regulation SHO, will be responsible for ensuring that locates issued using the DLR Software comply with all applicable regulations and satisfy the requirements of Regulation SHO. In the event that compliance with regulatory obligations in utilizing DLR Software proves too burdensome to broker-dealer licensees, the DLR Software may not gain market acceptance among broker-dealers.

        In addition, the SEC and other regulatory and self-regulatory authorities may in the future adopt additional rules and regulations, adopt new or modified interpretations of existing regulations, or take other actions, that may impact those engaging in short selling activity or adversely affect the ability of short-selling customers of broker-dealer licensees to rely on locates generated by the DLR Software in effect at the time. Any governmental or regulatory action that restricts the ability of investors to effect short sales, or to do so in reliance on locates generated by the tZERO DLR Software, could adversely affect the commercial viability of the DLR Software.

        Moreover, tZERO will need to devote significant resources to license sales and marketing efforts in order to convince broker-dealers that licensing the DLR Software will increase their revenues from their stock lending operations and to persuade large pension funds and other entities that hold large amounts of publicly traded securities that providing inventory supply to broker-dealers utilizing the DLR Software will provide access to additional revenue opportunities. tZERO will need to build a sales and marketing function and staff to effectively market the DLR Software. tZERO may be unable to do so, and any sales and marketing function and staff it builds may be unable to successfully market the DLR Software. Further, tZERO may have overestimated the size of the pension crisis and the potential market for the DLR Software, the potential demand for the DLR Software, and the possibility that it will be able to market the DLR Software to potential licensees.

        Once the DLR Software is released for commercial licensing, tZERO may need to make changes to the specifications of the DLR Software for any number of reasons. In the event that tZERO is unable to develop the DLR Software in a way that realizes those specifications, it is possible that the DLR Software may never generate significant revenue or become profitable for tZERO. Furthermore, despite good faith efforts to develop and complete the launch of the DLR Software and subsequently to maintain it, it is still possible that the DLR Software will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact sales and marketing efforts. There can be no assurance that the DLR Software will ever generate significant revenue or become profitable for tZERO.

tZERO expects to develop a new trading platform for the tZERO Security Tokens it plans to issue in connection with its security token offering and for use by other companies that issue tokens treated as securities, but is only in the preliminary stages of development of the new trading platform.

        tZERO intends to develop a new Token Trading System—a trading platform that is capable of trading the tZERO Security Tokens and other tokens or coins that are determined to be securities for purposes of U.S. securities laws. At the date of this prospectus supplement, tZERO is only in the preliminary stages of development of the Token Trading System. The development of the Token Trading System implicates complex technological considerations and raises numerous legal and regulatory issues that will need to be addressed-likely, in consultation with tZERO's broker-dealer subsidiaries' regulators. As a result of these technological, legal and regulatory considerations, the Token Trading System may never be developed and, if developed, may, for a variety of technological, legal and regulatory reasons, never become operational. tZERO expects the Token Trading System to be its second blockchain-based product. If tZERO is unable to successfully develop the new Token Trading System, tZERO's business plans would be materially adversely affected. See "—Risks Related to the Development of the Token Trading System" below.

tZERO intends to offer advisory services to companies considering or pursuing initial coin offerings, but has not yet been engaged to do so.

        tZERO intends to offer advisory services to companies considering or pursuing initial coin offerings. To date, tZERO has not been engaged to provide advisory services to any other company considering or pursuing an initial coin offering, and there can be no assurance that tZERO will be engaged to provide any such services in the future or that any such services, if provided, will be profitable. If tZERO is engaged to provide any such services, tZERO could face claims from any dissatisfied clients and could incur liabilities in rendering any such services, any of which could also damage our reputation and adversely affect other parts of our business.

tZERO's advisory services subject it to additional risks.

        On January 31, 2018, tZERO purchased 65.8% of the membership units of ES Capital Advisors, LLC, a registered investment advisor under the Investment Advisers Act of 1940. Through ES Capital, tZERO provides automated investment advisory services-sometimes referred to as robo-advisory services through the Overstock.com website's FinanceHub. The risks associated with these investment advisory activities include those arising from possible conflicts of interest, unsuitable investment recommendations, inadequate due diligence, inadequate disclosure and fraud. Realization of these risks could lead to liability for client losses, regulatory fines, civil penalties and harm to tZERO's and our reputation and business. tZERO's membership interest in ES Capital is subject to drag-along rights in connection with certain strategic transactions approved by the manager of ES Capital. tZERO now operates the ES Capital business under the name tZERO Advisors and offers automated investment advisory services through our website's FinanceHub. On March 6, 2018 the SEC's Boston Regional Office notified tZERO Advisors that it is conducting an examination of tZERO Advisors.

PRO Securities and SpeedRoute, two subsidiaries of tZERO that currently generate substantially all of tZERO's revenues, are registered broker-dealers and are subject to extensive regulation.

        Broker-dealers are subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization SRO rules. PRO Securities and SpeedRoute are registered with the SEC as broker-dealers under the Exchange Act and in the states in which they conduct securities business and are members of the Financial Industry Regulatory Authority ("FINRA"). In addition, PRO Securities owns and operates the PRO Securities ATS, which has filed a Form ATS with the SEC notifying the SEC of its activities as an alternative trading system. PRO Securities and SpeedRoute are subject to regulation, examination and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities and SROs with which they are registered or licensed or of which they are a member. On February 22, 2018, the SEC's New York Regional Office notified PRO Securities that it is conducting an examination of PRO Securities. PRO Securities and SpeedRoute currently generate substantially all of tZERO's revenues. Any failure of PRO Securities or SpeedRoute to comply with all applicable rules and regulations could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

PRO Securities is involved in ongoing discussions with regulatory authorities.

        PRO Securities has been and remains involved in ongoing discussions with regulatory authorities about the operation of the PRO Securities ATS utilizing the Series A Software Platform and various matters relating to the regulated entities involved. While many of the discussions have been relatively informal, PRO Securities has also received and responded to multiple inquiries from regulators, including FINRA and the SEC. In an unrelated matter, PRO Securities and SpeedRoute are named in a FINRA investigatory matter in which FINRA has conducted on the record interviews of a senior officer of SpeedRoute and PRO Securities, who is also a senior officer of tZERO, and another senior officer of tZERO. Any failure of PRO Securities or such officers to satisfy FINRA, the SEC, or any other regulatory authority that PRO Securities and such officers have been and are in compliance with all applicable rules and regulations could result in regulatory sanctions and could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

SpeedRoute is involved in ongoing discussions with regulatory authorities.

        SpeedRoute has been and remains involved in ongoing discussions with regulatory authorities about a number of matters. SpeedRoute continues to have discussions with FINRA about several matters, including a matter related to potential violations of FINRA rules relating to Order Audit Trail System reporting and trading practice matters and has received document requests from FINRA in connection with certain ongoing matters. SpeedRoute has received and responded to inquiries from FINRA and the SEC. In addition, in December 2017, SpeedRoute received a letter from FINRA stating that the Department of Enforcement at FINRA has received a referral from the staff of FINRA's Department of Market Regulation relating to rules applicable to supervision and required supervisory procedures for review of certain potential trading activity, such as pre-arranged trades or wash trades. Further, in an unrelated matter, SpeedRoute and PRO Securities are also named in a FINRA investigatory matter in which FINRA has conducted on the record interviews of a senior officer of SpeedRoute and PRO Securities, who is also a senior officer of tZERO, and another senior officer of tZERO. Any failure of SpeedRoute or such officers to satisfy FINRA, the SEC or any other regulatory authority that SpeedRoute and such officers have been and are in compliance with all applicable rules and regulations could result in regulatory sanctions and could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

Technology on which tZERO relies for its operations, including the technology underlying the Series A Software Platform tZERO created in 2016 for trading Overstock's Blockchain Voting Series A Preferred shares, may not function properly.

        The technology on which tZERO relies, including the technology underlying the Series A Software Platform tZERO created in 2016 for trading Overstock's Blockchain Voting Series A Preferred shares, may not function properly, which would have a material adverse effect on tZERO's plans, operations and financial condition. Although the Series A Software Platform has worked for the Series A shares, trading in the Series A shares has been extremely limited, with only 10 trades having taken place from December 15, 2016 to the date of this prospectus supplement, and consequently the Series A Software Platform system has not been tested with significant trading volume. Although tZERO is only in the preliminary stages of development of the Token Trading System, tZERO intends to utilize certain aspects of the technology employed by the existing tZERO software platform. tZERO intends to build a new trading platform for the trading of tokens treated as securities, as described in this prospectus supplement, but if the technology does not work as anticipated, or if technology that works for the existing tZERO software platform does not work for the Token Trading System, there may be no alternative available. The importance of the technology to tZERO's operations means that any problems in its functionality would have a direct materially adverse effect on tZERO's plans and expectations for revenues from blockchain applications. The technology may malfunction because of internal problems or as a result of cyber-attacks or external security breaches. Any such technological problems would have a material adverse effect on tZERO's prospects.

Strategic purchases of interests and acquisitions tZERO may make may detract from the capital that tZERO could otherwise deploy to improve its business or to develop the Token Trading System.

        tZERO is pursuing several potential strategic acquisitions of interests in companies relevant to the network tZERO is trying to build that we believe will promote the long-term growth objectives of tZERO. Nevertheless, any capital used to finance such strategic acquisitions would detract from the capital available for tZERO to deploy in operating its existing businesses and developing the Token Trading System. Since the commencement of the security token offering through February 28, 2018, tZERO has utilized approximately $28.2 million towards the acquisition of equity interest in other entities, excluding amounts that may become due in connection with the transactions contemplated by the WPS LOI or any transactions described under "Company Overview—Medici Business Initiatives—Non-blockchain Services—Other Potential Acquisitions." In addition, the successful completion of these transactions and, in some cases, integration of acquired businesses with tZERO, would require substantial attention of management, which may detract from the time and attention of management that is devoted to tZERO's existing projects, including development of the Token Trading System.

Risks Related to the Ongoing Security Token Offering by tZERO

tZERO is conducting a security token offering. There can be no assurance that the tZERO Security Tokens will ever be issued, and any significant difficulties tZERO may experience with the offering could result in claims against us.

        tZERO launched the security token offering on December 18, 2017. The security token offering is expected to run through May 14, 2018, but may be extended or shortened. In the security token offering, tZERO is offering the right to acquire, if issued by tZERO in the future, tZERO Security Tokens. tZERO will use its commercially reasonable efforts to develop and issue the tZERO Security Tokens, but there is no assurance that it will do so. tZERO may issue up to $250 million of tZERO Security Tokens, subject to increase. Any significant difficulties tZERO may experience with the security token offering or the development of the tZERO Security Tokens could result in claims against tZERO and us and could have a material adverse effect on the holders of our common stock.

The tax and accounting consequences to us of the security token offering are uncertain, and could have a material adverse effect on us.

        The tax and accounting consequences to us of the security token offering tZERO is currently conducting are uncertain. Although we believe that the sale of the tZERO Security Tokens in the security token offering should be treated as a sale of equity for tax purposes, if the proceeds were treated as income to us for federal income tax purposes, we would have substantial federal income tax expense as a result of the security token offering. tZERO is offering up to $250 million of tZERO Security Tokens in the security token offering, subject to increase. In addition, the accounting consequences are uncertain, and there is a possibility that the proceeds of the security token offering might be treated as a liability rather than equity for accounting purposes, which would reduce tZERO's net book value compared to equity treatment.

If tZERO Security Tokens are issued, tZERO intends, subject to various limitations, to pay a percentage of its gross profits as dividends to holders of the tZERO Security Tokens, which would reduce the amount that tZERO might otherwise have been able to pay to us.

        If tZERO issues tZERO Security Tokens, tZERO intends, subject to various limitations, to pay quarterly dividends of up to 10% of tZERO's consolidated gross profit, if any, to the tZERO Security Token holders. Any such dividend payments to holders of tZERO Security Tokens would reduce the amount, if any, that tZERO would otherwise have had available for other uses, including use in its business and debt and dividend payments to us as the indirect owner of tZERO common stock.

tZERO's security token offering may not be consummated; if the terms of the security token offering are materially amended tZERO will provide purchasers in the security token offering with withdrawal rights.

        At present, the net proceeds of the security token offering are expected to be used for (i) the repayment of amounts payable to the Company, (ii) strategic equity acquisitions of interests in companies relevant to the network tZERO is trying to build, (iii) the future development of the tZERO Security Tokens and the Token Trading System, (iv) the development of functional utility features for the tZERO Security Tokens, (v) general corporate purposes, which may include capital expenditures, acquisitions, debt repayments, cybersecurity upgrades, augmenting technology, infrastructure and personnel, development of products and services, and short term investments, among other things, (vi) lobbying law makers and regulatory authorities for the purpose of bringing about changes to laws and regulations related to blockchain technologies, particularly in regards to securities tokens, and (vii) offering, legal and accounting expenses associated with the security token offering. The failure by tZERO's management to apply these funds effectively could have a material adverse effect on tZERO. If the security token offering is not consummated or does not result in substantial proceeds, it could have a material adverse effect on tZERO's ability to fund these objectives and carry out its business plan. If the security token offering is not consummated, tZERO would have to reduce its planned expenditures and/or would require substantial additional funding from us or other sources in order to carry out its business plan. Since the commencement of the security token offering through February 28, 2018, tZERO has utilized approximately $28.2 million of the security token offering proceeds towards the acquisition of equity interests in other entities, excluding amounts that may become due in connection with the transactions contemplated by the WPS LOI or any transactions described under "Company Overview—Medici Business Initiatives—Non-blockchain Services—Other Potential Acquisitions." tZERO is also pursuing several potential strategic acquisitions of interests in companies. If the security token offering is not consummated, and if tZERO were unable to obtain adequate funding from other sources, we would be required to make decisions about which businesses and projects to fund, and might be required to decrease or eliminate expenditures that we and/or tZERO believe would have been advisable.

        If the terms of the security token offering are materially amended, tZERO will provide purchasers that have previously funded their commitment the right to withdraw from the offering, and any purchasers who withdraw will have a right to the return of the funds they previously committed to the security token offering. Any such withdrawals could result in significantly less proceeds from the security token offering, which could have a material adverse effect on tZERO's ability to fund its business plan. In addition, tZERO may require additional funding from us or other sources to repay amounts withdrawn by any purchasers who withdraw from the security token offering, and such amounts could be substantial.

We may purchase up to $30 million of tZERO Security Tokens in the security token offering and/or may elect to accept tZERO Security Tokens in payment of some or all of tZERO's indebtedness to us, which would subject us to the risks of holding tZERO Security Tokens and the risk that we would be unable to sell the tZERO Security Tokens.

        We may purchase up to $30 million of tZERO Security Tokens in the security token offering and/or may elect to accept tZERO Security Tokens in payment of some or all of tZERO's indebtedness to us. To the extent that we do so, we would be subject to all of the risks of holding the tZERO Security Tokens, including the risk that we would be unable to publicly sell any of the tZERO Security Tokens unless tZERO registers our sale for us under the Securities Act of 1933, as amended. If we purchase any of the tZERO Security Tokens or elect to accept tZERO Security Tokens in payment of some or all of tZERO's indebtedness to us, we would require a registration rights agreement providing us the right to require tZERO to register our sale, whether or not we then controlled tZERO, but there can be no assurance that tZERO would be able to do so.

The securities issued or to be issued by tZERO may be subject to registration under the Exchange Act if tZERO has assets above $10 million and more than 2,000 purchasers participate in the security token offering, which would increase tZERO's costs significantly and require substantial attention from tZERO's management.

        Companies with total assets above $10 million and more than 2,000 holders of record of their equity securities, or 500 holders of record of its equity securities who are not accredited investors, at the end of their fiscal year must register that class of equity securities with the SEC under the Exchange Act. tZERO could trigger this requirement as a result of the security token offering and be required to register the tZERO Security Tokens with the SEC under the Exchange Act, which would be a laborious and expensive process. Furthermore, if such registration takes place, tZERO would have materially higher compliance and reporting costs going forward.

Risks Related to the Development of the Token Trading System

tZERO is only in the preliminary stages of development of the Token Trading System and may not successfully develop, market and launch any Token Trading System.

        tZERO views the development of the Token Trading System as a key commercial milestone. However, tZERO is only in the preliminary stages of development of the Token Trading System, and the Token Trading System may never be developed.

        In addition, the development of the Token Trading System would require significant capital funding, expertise of tZERO's management and time and effort in order to be successful. tZERO may have to make changes to the specifications of the Token Trading System for any number of reasons or tZERO may be unable to develop the Token Trading System in a way that realizes those specifications or any form of a functioning network. It is possible that the tZERO Security Tokens and the Token Trading System may not ever be released and there may never be an operational tZERO Security Token or the launch of the Token Trading System may never occur. The Token Trading System, if successfully developed and maintained, may not meet investor expectations at the time of purchase of tZERO Security Tokens—for example, there can be no assurance that the Token Trading System will provide less expensive or more efficient trading than is possible on currently available trading platforms for traditional securities. Furthermore, despite good faith efforts to develop and complete the launch of the Token Trading System and subsequently to maintain the Token Trading System, it is still possible that the Token Trading System will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Token Trading System and Tokens.

        tZERO may, but is not obligated to, use the proceeds of the security token offering to make significant expenditures to develop and launch a viable Token Trading System and subsequently to build a fulsome network upon which users can realize utility and value. tZERO may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully develop the Token Trading System and progress it to a successful launch. tZERO does not anticipate that the Series A Trading Platform will be deployed in connection with the Token Trading System in the same manner as is currently deployed by the PRO Securities. While tZERO has sought to retain and continue to competitively recruit experts, there may, from time to time, be a general scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the Token Trading System. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the Token Trading System, and addressing such considerations will require significant time and resources. There can be no assurance that tZERO will be able to develop a Token Trading System that achieves tZERO's goals and satisfies the complex regulatory requirements applicable to SEC-registered exchanges and/or permitted alternative trading systems. If tZERO is not successful in its efforts to develop a Token Trading System that is compliant with all regulatory and legal requirements and to demonstrate to users the utility and value of the Token Trading System, it may be impermissible to launch the Token Trading System or there may not be sufficient demand for the Tokens for the launch of the Token Trading System to be commercially viable and tZERO's business would be materially adversely affected, which could have a material adverse effect on us.

Regulatory authorities may never permit the Token Trading System to become operational.

        Assuming that tZERO is able to develop a Token Trading System, numerous regulatory authorities, including FINRA and the SEC, would need to permit the Token Trading System to become operational. If FINRA, the SEC or any other regulatory authority objected to the Token Trading System or to aspects of the Token Trading System, such regulatory authorities could prevent the Token Trading System from ever becoming operational. The regulatory landscape that tZERO needs to navigate in order to achieve an operational Token Trading System is complex, and tZERO may never be able to do so successfully. Any such regulatory issues would have a material adverse impact on tZERO's business.

The Token Trading System may not be widely adopted and may have limited users.

        It is possible that the Token Trading System, if developed, will not be used by a large number of issuers, broker-dealers or holders of security tokens or that there will be limited public interest in the creation and development of the Token Trading System. In addition, legal and regulatory developments could render the Token Trading System obsolete or impermissible. Such a lack of use or interest could negatively impact the development of the Token Trading System and the business and financial position of tZERO and have a material adverse effect on us.

Alternative networks may be established that compete with or are more widely used than the Token Trading System.

        It is possible that alternative networks could be established that utilize the same or similar protocols as those underlying the Token Trading System or that facilitate services that are materially similar to the Token Trading System's services. The Token Trading System may face competition from any such alternative networks, which could negatively impact the Token Trading System and the tZERO Security Tokens and have a material adverse effect on tZERO and on us.

The Token Trading System, the tokens on that system and any blockchain on which tZERO's products and/or securities may rely may be the target of malicious cyber-attacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of tokens that may trade on the Token Trading System. If such attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of tokens and cause a decline in the market price of the tokens on that system, and could result in claims against tZERO or us.

        If the Token Trading System is developed, its structural foundation, the software applications and other interfaces or applications upon which it relies or that will be built upon the Token Trading System are unproven, and there can be no assurances that the Token Trading System and the creating, transfer or storage of the tokens on that system will be uninterrupted or fully secure, which may result in impermissible transfers, a complete loss of users' tokens on that system or an unwillingness of users to access, adopt and utilize tZERO Security Tokens and/or the Token Trading System. Further, the tokens on the Token Trading System and the Token Trading System (and any technology, including blockchain technology, on which they rely) may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the tokens on that system or the Token Trading System which may result in the loss or theft of tokens on that system. For example, if tZERO and the tokens on the Token Trading System and/or Token Trading System are subject to unknown and known security attacks (such as double-spend attacks, 51% attacks, or other malicious attacks), this may materially and adversely affect the Token Trading System, and tZERO's business would be materially adversely affected, which could have a material adverse effect on us.

Some market participants may oppose the development of distributed ledger or blockchain-based systems like those central to tZERO's commercial mission, which could adversely affect tZERO.

        Many participants in the system currently used for trading public securities in the United States may oppose the development of capital markets systems and processes that utilize distributed ledger and blockchain-based systems. The market participants who may oppose such a system may include entities with significantly greater resources, including financial resources and political influence, than tZERO or we have. The ability of tZERO to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for tZERO to operate could adversely affect tZERO's ability to achieve its commercial goals, which could have a material adverse effect on us.

Risks Related to Blockchain Technology

The regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, the Series A Software Platform and offerings of digital assets is uncertain, and new regulations or policies may materially adversely affect the development and the value of such cryptocurrencies and assets.

        Regulation of digital assets, like the tZERO Security Tokens, cryptocurrencies, blockchain technologies, cryptocurrency exchanges and the tZERO Platform, is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them. Regulation also varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty.

Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may severely impact the permissibility of tokens generally and the technology behind them or the means of transaction or in transferring them. Failure by tZERO to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

        Cryptocurrency networks, distributed ledger technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that may conflict with those of the United States or may directly and negatively impact tZERO's business. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to tZERO's business.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on tZERO's business plans and could have a material adverse effect on us.

        The growth of the blockchain industry in general, as well as the blockchain networks on which the tZERO Security Tokens will rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as blockchain networks, include, without limitation:

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  worldwide growth in the adoption and use of cryptocurrencies, cryptosecurities, and other blockchain technologies;

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  government and quasi-government regulation of cryptocurrencies, cryptosecurities, and other blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

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  the maintenance and development of the open-source software protocol of cryptocurrency or cryptosecurities networks;

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  changes in consumer demographics and public tastes and preferences;

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  the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

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  general economic conditions and the regulatory environment relating to cryptocurrencies and cryptosecurities; and

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  a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

        The cryptocurrency and cryptosecurities industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may materially adversely affect tZERO's business plans.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect tZERO's business.

        The prices of cryptocurrencies, such as bitcoin and Ether, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile. A decrease in the price of a single digital asset may cause volatility in the entire digital asset and security token industry. For example, a security breach that affects purchaser or user confidence in bitcoin or Ether may affect the industry as a whole. This volatility may adversely affect interest in and demand for the Token Trading System, which would materially adversely affect tZERO's business.

tZERO's business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, technology, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to tZERO's business practices, increased cost of operations or otherwise harm tZERO's business.

        tZERO is subject to a variety of laws and regulations in the United States and abroad that involve matters central to its business, including user privacy, blockchain technology, broker-dealer, data protection and intellectual property, among others. Foreign data protection, privacy, broker-dealer and other laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which tZERO operates.

        tZERO has adopted policies and procedures designed to comply with these laws. The growth of its business and its expansion outside of the United States may increase the potential of violating these laws or its internal policies and procedures. The risk of tZERO's being found in violation of these or other laws and regulations is further increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and are open to a variety of interpretations. Any action brought against tZERO for violation of these or other laws or regulations, even if tZERO successfully defends against it, could cause tZERO to incur significant legal expenses and divert its management's attention from the operation of its business. If tZERO's operations are found to be in violation of any of these laws and regulations, tZERO may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, tZERO could be required to refund payments received by it, and it could be required to curtail or cease its operations. Any of the foregoing consequences could seriously harm tZERO's business and its financial results. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase tZERO's operating costs, require significant management time and attention, and subject tZERO to claims or other remedies, including fines or demands that tZERO modifies or ceases existing business practices.

The popularity of cryptocurrencies and cryptosecurities offerings may decrease in the future, which could have a material adverse effect on the cryptocurrency and cryptosecurities industry and tZERO's operations and financial condition.

        tZERO was founded to develop and commercialize financial technology based on the use of digital assets, digital securities (or cryptosecurities) and blockchain technology. In recent years, cryptocurrencies and cryptosecurities have become more widely accepted among investors and financial institutions, but have been also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions. However, any significant decrease in the acceptance or popularity of cryptocurrency or cryptosecurity offerings may have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

tZERO relies on certain major customers of SpeedRoute and PRO Securities, making it vulnerable to changes in the business and financial condition of, or demand for its services by, such customers.

        tZERO relies on certain major customers of SpeedRoute and PRO Securities, making it vulnerable to changes in the business and financial condition of, or demand for its services by, such customers. During the year ended December 31, 2017, tZERO recognized revenue from three customers of SpeedRoute and PRO Securities totaling 20%, 18% and 11% of tZERO's revenues. During the year ended December 31, 2016, tZERO recognized revenue from three customers of SpeedRoute and PRO Securities totaling 22%, 16% and 15% of tZERO's revenues. tZERO's income and ability to meet its financial obligations could also be adversely affected in the event of bankruptcy, insolvency or significant downturn in the business of one of these customers.

A violation of privacy or data protection laws could have a material adverse effect on tZERO and the value of the tZERO Security Tokens.

        tZERO and certain of its subsidiaries and advisors are subject to applicable privacy and data protection laws and regulations. Any violations of laws and regulations relating to the safeguarding of private information could subject tZERO or any of them to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of tZERO to operate the Token Trading System, which could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

tZERO and its subsidiaries are, and the Token Trading System, if developed, and the blockchain technology to be utilized by such Token Trading System will be, subject to cyber-attacks, security risks and risks of security breaches. The nature of the tZERO Security Tokens may lead to an increased risk of fraud or cyber-attack.

        tZERO and its subsidiaries are, and the Token Trading System, if developed, and the blockchain technology to be utilized by such Token Trading System will be, subject to cyber-attacks, security risks and risks of security breaches. An attack on any of them or a breach of security of any of them could result in a loss of private data, unauthorized trades, and an interruption of trading for an extended period of time. Any such attack or breach could adversely affect the ability of tZERO to effectively operate the Token Trading System, which could have a material adverse effect on tZERO's operations and financial condition.

        Such an attack may also damage tZERO's reputation and any breach of data security that exposes or compromises the security of any of the private digital keys used to authorize or validate transaction orders, or that enables any unauthorized person to generate any of the private digital keys, could result in unauthorized trades. The Series A Software Platform and any Token Trading System developed in the future has been and will be, as applicable, developed by key technology employees of tZERO and its affiliates, and their operation and further development depend on the continued availability of those key employees.

        The Series A Software Platform, and any Token Trading System that may be developed in the future, including technology and intellectual property involved in their creation and operation, has been or will be, as applicable, developed primarily by a small number of key technology employees of tZERO and its affiliates. The loss of the services of any of those key employees could have a material adverse effect on the ability of tZERO to develop, operate or maintain the Series A Software Platform or the Token Trading System. If tZERO were to lose the services of any such key employees, it could be difficult or impossible to replace them, and the loss of any of them could have a material adverse effect on tZERO's operations and financial condition.

        The occurrence of any of the foregoing could result in claims against tZERO and us and could have a material adverse effect on us and the holders of our securities.

The development and operation of tZERO's business, including the Series A Software Platform and any Token Trading System that may be developed in the future requires, will likely require, technology and intellectual property rights.

        The ability of tZERO to develop and operate the Series A Software Platform and any Token Trading System that may be developed in the future may depend on technology and intellectual property rights that tZERO may license from unaffiliated third parties. If for any reason tZERO were to fail to comply with its obligations under the applicable license agreement, or were unable to provide or were to fail to provide the technology and intellectual property that the Series A Software Platform or any future Token Trading System requires, they would be unable to operate, which would have a material adverse effect on tZERO's operations and financial condition and could have a material adverse effect on us.

tZERO may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents covering technology critical to the operation of the Series A Software Platform or any future Token Trading System.

        We believe that a number of organizations are or may be working to develop trading systems utilizing distributed ledger or blockchain technologies or other novel technologies that may be competitive with tZERO's own technology. Some or all of such organizations may have substantially greater technological expertise, experience with distributed ledger technologies and/or financial resources than tZERO or Overstock has, and many of them appear to be attempting to patent technologies that may be competitive with or similar to the technology tZERO has developed. tZERO does not have access to detailed information about the technologies these organizations and/or their respective purchasers may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the Series A Software Platform or any future Token Trading System, tZERO and the other entities that need the relevant technology in order to enable the Series A Software Platform or Token Trading System to operate as intended might be unable or unwilling to license the technology, and it could become impossible for the Series A Software Platform or Token Trading System to operate, which could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

PRICE RANGE OF COMMON STOCK

        Our common stock trades on The Nasdaq Global Market under the symbol "OSTK". On March 23, 2018, the last reported sale price of our common stock on The Nasdaq Global Market was $45.20 per share. The following table provides the range of high and low sale prices per share during the periods indicated, as reported on The Nasdaq Global Market.

	High	Low
2018
First Quarter (through March 23, 2018)	$89.80	$40.30
2017
Fourth Quarter	$82.70	$27.58
Third Quarter	$32.25	$14.30
Second Quarter	$18.15	$13.75
First Quarter	$20.50	$15.60
2016
Fourth Quarter	$19.70	$13.05
Third Quarter	$17.36	$14.31
Second Quarter	$17.93	$13.79
First Quarter	$15.65	$10.03
2015
Fourth Quarter	$17.71	$11.86
Third Quarter	$24.00	$16.98
Second Quarter	$25.93	$19.78
First Quarter	$24.70	$18.14

        As of March 8, 2018, there were 118 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant. The Preferred Stock ranks senior to the common stock with respect to dividends, is entitled to an annual cash dividend of $0.16 per share in preference to any dividend on the common stock and is entitled to participate in any dividend paid on the common stock. See "Description of Capital Stock" for a description of our outstanding preferred stock.

        Our board of directors adopted our 2005 Equity Incentive Plan and it was most recently amended and restated and re-approved by the stockholders on May 9, 2017 (the "Plan"). Under the Plan, the board of directors may issue incentive and non-qualified stock options, as well as restricted stock units and other types of equity awards. At December 31, 2017, no options were outstanding under the Plan. At December 31, 2017, we had an outstanding warrant exercisable for up to 1,250,000 shares of common stock at an exercise price of $40.45 per share. The warrant was exercised in full on January 17, 2018. At the date of this prospectus supplement, restricted stock units ("RSUs") that could convert upon vesting into up to approximately 784,000 shares of common stock were outstanding, and approximately 1.7 million shares remained available for future grants under the Plan.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million, or approximately $             million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering to repay in full our $40 million principal amount of indebtedness to PCL plus all accrued unpaid interest on the PCL loan, and for general corporate purposes, including, without limitation, to increase our e-commerce branding and marketing expenditures, invest in additional distribution facilities, invest in our technology platforms, expand our Club O rewards program, accelerate our private label initiative, and pursue our Medici business initiatives, primarily the development of blockchain technology and financial applications of blockchain technology.

        We incurred the $40 million of indebtedness to PCL on November 6, 2017. The PCL loan bears interest at 8.0% annually and is due on May 1, 2019, subject to mandatory prepayment in the event of any of several events, including the occurrence of this offering. We used the proceeds of the PCL loan, together with other cash on hand, to repay all amounts outstanding under our term loan agreement with U.S. Bank National Association and Compass Bank. Pending our use of the proceeds, we intend to hold them in demand deposit bank accounts or other short term cash equivalents.

 CAPITALIZATION

        You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following table sets forth our cash, cash equivalents and capitalization, on a consolidated basis, as of December 31, 2017, on an actual basis, and (i) adjusted to show the effects of the exercise on January 17, 2018 of a warrant to purchase 1,250,000 shares of our common stock from us for an exercise price of $40.45 per share, and (ii) adjusted for such warrant exercise and as further adjusted for this offering at the price per share shown on the cover page of this prospectus supplement and the application of a portion of the net proceeds of the offering to repay the PCL loan, but not the application of the remaining net proceeds therefrom (and assuming no exercise of the underwriters' option):

	As of December 31, 2017
	Actual	Adjusted for January 17, 2018 Warrant Exercise(1)	Further Adjusted for Offering(2)(3)(4)
	(in thousands, except per share data)
Cash and cash equivalents	$203,215	$253,778

Total indebtedness, current and noncurrent(2)	$40,000	$40,000

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares—5,000 shares		—
Series A, 127 shares issued and outstanding	—	—
Series B, 555 shares issued and outstanding	—
Common stock, $0.0001 par value, 100,000 shares authorized, 30,632 shares issued and 27,497 shares outstanding, actual; 31,882 issued and 28,747 shares outstanding adjusted for the warrant exercise; shares issued and shares outstanding pro forma as adjusted	3	3
Additional paid-in capital(1)	494,732	545,295
Accumulated deficit	(254,692)	(254,692)
Accumulated other comprehensive loss	(599)	(599)
Treasury stock, 3,135 shares at cost	(63,816)	(63,816)

Total equity attributable to stockholders of Overstock.com Inc.	175,628	226,191

Total capitalization	$215,628	$266,191

(1)
On January 17, 2018, a warrant holder exercised its warrant in full to purchase 1,250,000 shares of common stock from us for approximately $50.6 million.

(2)
Our indebtedness at December 31, 2017 consisted of the outstanding balance under our term loan from PCL We will be required to repay the $40 million to PCL within two business days after the closing of the offering described in this prospectus supplement.

(3)
Includes the net proceeds of this offering, after estimated expenses, assuming the sale of all shares offered at the price per share shown on the cover page of this prospectus supplement, assuming no exercise of the underwriters' option and assuming the application of a portion of the net proceeds of the offering to repay the PCL loan in full, but not the application of the remaining net proceeds of the offering.

(4)
At December 31, 2017, proceeds from the security token offering currently being conducted by our majority-owned subsidiary tZERO totaling $905,000 were classified as a component of noncontrolling interest within our consolidated financial statements. This capitalization table does not reflect any other proceeds of the tZERO security token offering.

DESCRIPTION OF CAPITAL STOCK

        Our amended and restated certificate of incorporation, as amended, authorizes the issuance of capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share (2,000,000 shares of which are designated as Blockchain Voting Series A Preferred Stock and 2,000,000 shares of which are designated as Voting Series B Preferred Stock). See "Description of Capital Stock" beginning on page 11 of the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus for additional information regarding our capital stock.

        In December 2016, we issued 695,898 shares of our preferred stock, consisting of 126,565 shares of our Blockchain Voting Series A Preferred Stock (the "Series A Preferred") and 569,333 shares of our Voting Series B Preferred Stock (the "Series B Preferred" and together with the Series A Preferred, the "Preferred Stock"). Neither the Series A Preferred Stock nor the Series B Preferred Stock is registered under the Exchange Act. The Series A Preferred are digital securities that trade exclusively on the PRO Securities ATS operated by our majority-owned subsidiary, PRO Securities, utilizing the Series A Software Platform. Keystone Capital Corporation is the sole broker-dealer authorized to provide investors with access to the Series A Preferred through the PRO Securities ATS utilizing the Series A Software Platform. The Series B Preferred are non-digital securities that trade in the over-the-counter market and are quoted on the OTCQX market operated by OTC Markets Group.

        Except as required by law, the Preferred Stock vote with the common stock on all matters. Holders of the Preferred Stock have one vote for each share held. The 681,259 outstanding shares of Preferred Stock constitute approximately 2.3% of the total number of shares of the Preferred Stock and the common stock, taken together. The Preferred Stock ranks senior to the common stock with respect to dividends. Holders of the Preferred Stock are entitled to an annual cash dividend of $0.16 per share, in preference to any dividend payment to the holders of the common stock, out of funds legally available for payment of dividends and subject to declaration by our board of directors. Holders of the Preferred Stock are also entitled to participate in any cash dividends we pay to the holders of the common stock and are also entitled to participate in non-cash dividends we pay to holders of the common stock, subject to different treatment if we effect a stock dividend, stock split or combination of the common stock. The Preferred Stock ranks on a parity with the common stock with respect to rights upon the liquidation, winding up or dissolution of the Company. If we are party to any merger or consolidation in which our common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), we will use all commercially reasonable efforts to cause each outstanding share of the Preferred Stock to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction.

 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a general discussion of material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock that may be relevant to you if you are a beneficial owner that is a "Non-U.S. Holder" (as defined below). This discussion is limited to Non-U.S. Holders who hold our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of our common stock that is not any of the following for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A modified definition of Non-U.S. holder applies for U.S. federal estate tax purposes (as discussed below).

        For purposes of this discussion, a "Non-U.S. Holder" does not include a nonresident alien individual who is present in the United States for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, all of the days that the individual was present in the then-current year, one-third of the days that the individual was present in the immediately preceding year and one-sixth of the days that the individual was present in the second preceding year are considered. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

        If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their own tax advisers as to the particular U.S. federal income tax consequences of to them of the purchase, ownership and disposition of our common stock.

        This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis, and changes or differing interpretations to any of which, subsequent to the date of this prospectus supplement, may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or other U.S. federal tax consequences (such as U.S. gift tax consequences). Furthermore, this discussion does not consider all U.S. federal income tax consequences that may be relevant to a particular Non-U.S. Holder in light of the holder's specific facts and circumstances or to Non-U.S. Holders subject to special rules under the U.S. federal income tax laws, including banks, insurance companies, financial institutions, partnerships or other pass-through entities (or investors therein), U.S. expatriates, "controlled foreign corporations", "passive foreign investment companies", and shareholders of such corporations, dealers and traders in securities, or persons that hold our common stock as part of a straddle, hedge, or conversion transaction. Prospective holders are urged to consult their own tax advisers with respect to current and possible future U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock in your particular situation, as well as tax consequences arising under any state, local or foreign tax laws, any other U.S. federal tax laws, and any applicable tax treaty.

Distributions on common stock

        If distributions are paid on shares of our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a Non-U.S. Holder with respect to shares of our common stock that are not "effectively connected" with the conduct of a trade or business within the U.S. by the Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30-percent rate or, if an income tax treaty applies and certain certification requirements are satisfied (as described below), a lower rate specified by an applicable treaty. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under a relevant tax treaty. Any distribution in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) your tax basis in our common stock. Distributions in excess of our current and accumulated earnings and profits and your tax basis in our common stock (determined on a share by share basis) will be treated as a gain from the sale or exchange of our common stock, the treatment of which is discussed below under "—Gain from the sale or exchange of common stock."

        A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may establish its entitlement to the benefit of a reduced rate of withholding under such tax treaty by timely filing a properly completed IRS Form W-8BEN or W-BEN-E, as applicable (or a successor or other applicable form) with us prior to the payment of a dividend. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax under a tax treaty, or where any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

        Dividends paid on our common stock that are effectively connected with a Non-U.S. Holder's conduct of a trade or business within the U.S. or, if required by a tax treaty, that are attributable to a permanent establishment that a Non-U.S. Holder maintains in the United States, are exempt from U.S. federal withholding tax if the Non-U.S. Holder timely furnishes to the applicable withholding agent a properly completed IRS Form W-8ECI (or successor form) containing the Non-U.S. Holder's taxpayer identification number. However, dividends exempt from U.S. federal withholding tax because they are effectively connected with the conduct of a U.S. trade or business generally are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. In addition, if the Non-U.S. Holder is a foreign corporation, any effectively connected dividends that such Non-U.S. Holder receives may, under certain circumstances, be subject to an additional U.S. "branch profits tax" at a 30-percent rate (or a lower rate if specified by an applicable tax treaty).

Gain from the sale or exchange of common stock

        Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other disposition of our common stock unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States. In such a case, the Non-U.S. Holder generally will be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a U.S. 30% branch profits tax (or a lower rate if specified by an applicable tax treaty) on any repatriated effectively connected earnings and profits; or

  •
  At any time during the shorter of the 5-year period ending on the date of the sale or other disposition of our stock or the period that the Non-U.S. Holder held our common stock, our company is classified as a "United States Real Property Holding Corporation" for U.S. federal income tax purposes and, if our common stock is treated as "regularly traded on an established securities market," only if the Non-U.S. Holder owns or is treated as owning more than 5% of our common stock at any time within such period. A United States Real Property Holding Corporation is generally defined as a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the total fair market value of (i) its U.S. real property interests, (ii) its interests in real property located outside the United States, and (iii) its other assets used or held for use in a trade or business. In such a case, any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax will not apply. We believe that we are not and have not been in the past 5 years, and we do not currently anticipate becoming, a United States Real Property Holding Corporation for U.S. federal income tax purposes; or

  •
  The Non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case the holder will be subject to tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources.

Information reporting requirements and backup withholding

        Information returns will be filed with the IRS in connection with payments of dividends on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding (currently at a rate of 24%) on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty for dividends as described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. federal withholding tax legislation relating to foreign accounts

        Certain rules may impose withholding taxes on certain types of payments made to "foreign financial institutions" (as specifically defined in the Code) and certain other non-U.S. entities. The relevant rules impose a 30% withholding tax ("FATCA Withholding") on dividend payments on, or, after December 31, 2018, gross proceeds from the sale or disposition of, stock, in each case, paid to a foreign financial institution (including financial intermediaries) unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders who do not comply with these reporting and other requirements or an exemption applies. In addition, the relevant rules impose

FATCA Withholding on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or an exemption applies. An intragovernmental agreement between the United States and an applicable foreign country may modify these requirements. Prospective investors should consult their tax advisors regarding these rules.

Federal estate tax

        Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

        Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Guggenheim Securities, LLC
D.A. Davidson & Co.

Total	4,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock from us.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

        We estimate expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $        . We have agreed to reimburse the underwriters for 50% of their reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by them in connection with this offering.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 600,000 additional shares from us at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        In connection with this offering, we and our directors and executive officers have agreed with Guggenheim that, subject to certain exceptions, we and they will not, for the period ending 90 days after the date of this prospectus supplement (the "restricted period") directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (each, a "Relevant Security"); will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to a Relevant Security; enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of a Relevant Security, whether any such transaction is to be settled by delivery of a Relevant Security or such other securities, in cash or otherwise. Guggenheim may, in its sole discretion, permit the sale of these shares of common stock or any other securities convertible into or exercisable or exchangeable for common stock during the restricted period in whole or in part and at any time, with or without notice.

        With respect to us, the restrictions described above do not apply to (a) the shares of our common stock to be sold pursuant to the underwriting agreement, (b) the issuance of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which Guggenheim has been advised in writing, or (c) the issuance of shares of our common stock upon the vesting of or removal or lapse of restrictions on restricted stock units, restricted stock awards or other equity awards under our existing employee benefit plans in effect on the date hereof and disclosed in the prospectus or the issuance of such equity awards under such employee benefit plans.

        With respect to shares beneficially owned by Dr. Byrne, the restrictions described above do not apply to (a) the sale of shares of our common stock by a lender pursuant to the provisions of a pledge of such shares in effect prior to this offering or (b) the sale of common stock by Dr. Byrne and/or High Plains Investments LLC following our announcement of our results for the quarter ending March 31, 2018 with aggregate gross proceeds of up to $20 million, which proceeds are used to fund Dr. Byrne's existing obligation relating to Hernando de Soto and/or DeSoto Inc. and to pay taxes on such sale. Further, the foregoing lock-up provisions will not apply to our executive officers and directors with respect to (a) transfers of shares of our common stock or other securities as a bona fide gift or by will or intestate succession, provided that each transferee agrees to be bound by the terms of a lock-up agreement covering the remainder of the restricted period or (b) the disposition of shares of our common stock to us to satisfy tax withholding obligations in connection with the vesting of restricted stock units or other equity incentive awards that vest during the restricted period, provided that if such person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the restricted period related to such disposition, such person shall include a statement in such report or indicate by the appropriate filing code in such report that the disposition reported in such report relates to the satisfaction of tax withholding obligations of such person in connection with such vesting.

The Nasdaq Global Market Listing

        Our common stock is listed on The Nasdaq Global Market under the symbol "OSTK".

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as email.

Other Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. Guggenheim is currently acting as financial advisor to the Company in connection with the Company's exploration of strategic initiatives, and will receive customary compensation therefor.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area that has implemented a Prospective Directive (as defined below) (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor within the meaning of Article 2(1)(e) of the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

  •
  in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3(2) of the Prospectus Directive;

  •
  provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

        We, the representative and each of our and the representative's affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons who are "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) other persons to whom it may lawfully be communicated (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus will be passed upon by our counsel, Bracewell LLP, Austin, Texas. White & Case LLP, New York, New York will act as counsel to the underwriters.

EXPERTS

        The consolidated financial statements and financial statement schedule of Overstock.com, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's website at www.sec.gov. In addition, since our securities are listed on The Nasdaq Global Market, you can read our SEC filings at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.overstock.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

        We also have filed a registration statement (File No. 333-203607) with the SEC relating to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered the common stock. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We are incorporating by reference the documents listed below (excluding any portion of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K), which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed "filed" under such provisions, until this offering has been terminated:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

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  Our Current Reports on Form 8-K filed with the SEC on January 3, 2018, January 4, 2018, January 10, 2018, January 18, 2018, January 29, 2018 and February 9, 2018; and

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  The description of our common stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed with the SEC on May 6, 2002, including any subsequent amendment or any report filed for the purpose of updating such description.

        Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:

Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

PROSPECTUS

$500,000,000

Overstock.com, Inc.

        By this prospectus, Overstock.com, Inc. may offer, from time to time:

• Common stock • Preferred stock • Depositary Shares • Warrants • Debt securities • Units

        Overstock.com, Inc., a Delaware corporation ("Overstock"), may offer and sell from time to time, in one or more series or issuances in traditional certificated form or in uncertificated form, including as digital securities, and on terms that Overstock will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 33 of this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on December 9, 2015 was $12.62 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION OF OUR FILINGS WITH THE SEC BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 9, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms and form of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "O.co," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation.

 The Company

Overview

        We are an online retailer offering price-competitive brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We also sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games ("BMMG"). We sell these products through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the Website). We deal primarily in price-competitive, replenishable and closeout merchandise and use the Internet to aggregate both supply and demand to create an efficient marketplace for selling these products. We provide manufacturers with a one-stop liquidation channel to sell both large and small quantities of excess, closeout and replenishable inventory without disrupting sales through traditional channels.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At September 30, 2015 we had relationships with approximately 3,674 independent fulfillment partners whose products we offer for sale on our Website. Sales through our fulfillment partners accounted for approximately 91% of our net revenues for the three and nine months ended September 30, 2015. Our Website Shopping section is organized into a number of main product lines, including: For the Home, Furniture, Bed & Bath, Women, Men, Jewelry, Watches, Health & Beauty, Electronics, Sports & Outdoors, Baby, Clothing & Shoes, Gifts & Flowers, Pet Supplies, Books-Movies-Music-Games, Kids, Luggage & Bags, Crafts & Sewing, Office, Toys & Hobbies, Emergency Preparedness, Business Supplies, Cars and Gifts. Our specialty offerings include our Worldstock, Main Street Revolution, As Seen on TV, Big Brother House and Farmers Market offerings. During 2014 we began to broker insurance products, and to offer (through a third party) a store credit card providing up to 12 months' financing of purchases. We also offer a free pet adoptions service which allows users to search listings of nearby adoptable cats, dogs, and other pets from thousands of animal shelters and rescues nationwide. We modify the organization and content of our shopping site periodically.

        We are committed to providing superior customer service. We staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat and e-mail inquiries on products, ordering, shipping status, returns and other areas of customer inquiry.

        We have organized our shopping business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. We also derive revenue from other businesses advertising products or services on our Website. We are focusing on expansion of our international business, which has provided less than 2% of our total net revenues for the years ended December 31, 2014 and 2013. During the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, no single customer accounted for more than 1% of our total net revenue.

        We have a customer loyalty program called Club O for which we sell annual memberships. The Club O loyalty program allows members to earn reward dollars for qualifying purchases made on our Website.

Recent Developments

        During 2014, we acquired a 24.9% interest in Pro Securities LLC ("Pro Securities"), a registered broker-dealer that operates a registered ATS (the "Pro Securities ATS"), as part of our efforts to develop and license software to trade digital securities. In conjunction with the agreement to purchase this interest in Pro Securities, we formed Medici, Inc. ("Medici"), doing business as tØ.com ("tØ.com"), to develop and own the digital securities trading platform technology we refer to as the tØ technology or the tØ software. tØ.com licenses the tØ technology on a non-exclusive basis to Pro Securities for use on the Pro Securities ATS, providing Pro Securities with the operational capability to trade digital securities. On August 26, 2015, we entered into a Contribution, Assignment and Assumption Agreement and Consent to Admission of Substitute Member pursuant to which we assigned our 24.9% interest in Pro Securities to Medici.

        In June 2015, the Company completed the first placement of corporate bonds in the form of digital securities using the tØ technology. The digital bonds were issued by Overstock in an unregistered private placement pursuant to Rule 506(c) of Regulation D and are restricted securities. The offering of bonds in the form of a digital security was a limited demonstration of the underlying tØ technology, and the digital bonds have characteristics that differ from those of the digital securities offered pursuant to this prospectus. We do not expect significant, if any, secondary market activity to develop with respect to the bonds issued in the form of digital securities.

        In August 2015, Cirrus Services LLC ("Cirrus"), a wholly owned subsidiary of Medici, entered into an Asset Purchase Agreement with Cirrus Technologies LLC ("Seller"). Pursuant to the Asset Purchase Agreement, Cirrus acquired all or substantially all of Seller's assets for a purchase price of approximately $30,300,000, consisting of approximately $11,000,000 in cash and approximately 900,000 shares of Overstock's common stock. In connection with this transaction, Overstock entered into a Registration Rights Agreement with Joseph Cammarata for the benefit of the members of Seller, who will receive shares as a result of the transaction. Mr. Cammarata is the sole or majority owner of Seller and each of the other business entities described in the following paragraph, including Pro Securities. In connection with the transactions, Overstock increased its equity ownership of Medici to 81.0% by acquiring an additional 5.9% of Medici's common stock from an entity of which Mr. Cammarata is a 50% owner.

        In addition, in August 2015 Medici entered into (i) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests in SpeedRoute LLC ("SpeedRoute"), and (ii) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests not already owned by Medici in Pro Securities, and (iii) a Stock Purchase Agreement pursuant to which Medici agreed to purchase 80% of the outstanding capital stock of TraderField Securities Inc. ("TraderField"). SpeedRoute, Pro Securities and TraderField are each privately-held registered broker dealers, and these acquisitions are subject to conditions, including satisfaction of all applicable regulatory requirements. The aggregate consideration to be paid for the interests to be acquired in SpeedRoute, Pro Securities and TraderField acquisitions will be shares of Overstock common stock having a market value of approximately $700,000.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade and Worldstock are registered trademarks of Overstock.com, Inc. O.biz, Club O Dollars, OGlobal and OVillage are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. This prospectus contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

        We may offer up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, terms and form of the securities we determine to offer.

  Common Stock

        We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. The holders of common stock have no preemptive rights. We have never paid a dividend and do not anticipate paying cash dividends in the foreseeable future.

  Preferred Stock and Depositary Shares

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, exchange and/or conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

        Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of preferred stock, depositary shares or depositary receipts outstanding.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock, debt securities, depositary shares or any combination thereof. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money we borrow, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are exchangeable and/or convertible into other securities.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

  Units

        We may issue units consisting of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

  Digital Securities

        We may issue any of the securities described in this prospectus as digital securities, meaning the securities will be uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. See "About Digital Securities."

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. For example, if we were to issue our common stock as digital securities in a registered public offering, we would first reclassify our common stock into Class A and Class B common stock and only issue as digital securities the class that is not then trading on any national market system trading platform. Our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future) by customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities offered thereby. Prior to making a decision about investing in our securities, in addition to the specific risks set forth below, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Applicable to Digital Securities Offerings

        We may decide to offer securities as digital securities, which may pose unique risks to investors in such securities.

Our digital securities will be traded exclusively on a closed trading system with limited volume and liquidity.

        Because digital securities settle differently from traditional securities, such as shares of our common stock traded on the Nasdaq Global Market, our digital securities will not be listed for trading on any stock exchange or through any other national market system, or NMS, trading platform. Our digital securities will be issued, available for purchase and traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS—namely, the Pro Securities ATS. Moreover, only customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will be able to buy and sell our digital securities on the Pro Securities ATS. Such sole broker-dealer will provide sponsored access for its customers to the Pro Securities ATS for purposes of trading our digital securities. Any disruption to the operations of the Pro Securities ATS or such broker-dealer's customer interface with the Pro Securities ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our digital securities.

        Because our digital securities will be traded exclusively on a closed trading system, it is likely that there will be a limited number of holders of digital securities. In addition, because each series of securities offered as digital securities will be their own separate class of securities, distinct from any other securities trading on the NMS, the Pro Securities ATS is likely to experience limited trading volume with a relatively small number of digital securities trading on the Pro Securities ATS platform as compared to our securities trading on NMS trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your digital securities on a timely basis or at all.

The use of tØ technology and distributed ledger technology by the Pro Securities ATS is novel and untested with respect to digital securities.

        Our digital securities will be traded on a novel, untested system developed by the Pro Securities ATS specifically for trading digital securities. This novel trading system is subject to all the usual risks associated with the fact it is new and untested, including:

  •
  a rapidly-evolving regulatory landscape, which might include security, privacy or other regulatory concerns that could require the Pro Securities ATS to implement changes to its digital securities trading system that could disrupt trading in our digital securities;

  •
  the possibility of undiscovered technical flaws in the tØ technology, including in the process by which transactions are recorded by the Pro Securities ATS to the proprietary ledger or by which the validity of a copy of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology;

  •
  the possibility that cryptographic security measures that authenticate transactions and the blockchain for the applicable distributed ledger could be compromised, which could allow an attacker to alter the distributed ledger and thereby disrupt the ability to corroborate definitive transactions recorded on the proprietary ledger; and

  •
  the possibility of breakdowns and trading halts as a result of undiscovered flaws in the Pro Securities ATS that could prevent trades for a period of time.

The digital securities proprietary and distributed ledgers will be publicly available, which may give rise to privacy concerns.

        Copies of the proprietary ledger and the distributed ledger, which can be used to prove the validity of such copies of the proprietary ledger, will be available to the public and will store the complete trading history from inception of the issuance of each series of the digital securities. As a result, robust and transparent trading data, other than holder identity, with respect to our digital securities will be publicly available via the published proprietary and distributed ledgers. The digital securities trading data will be secured by cryptographic key pairs and only the public-key-derived wallet address will be exposed to the public on the distributed ledger. The personal identity information necessary to associate a public key representing a given block of digital securities with the owner of those digital securities will be maintained in a separate database that is not exposed to the public. If there are security breaches with respect to the holders' personal identity information database resulting in theft of the information necessary to link personal identity with public keys, the stolen information could be used to determine the affected holder's complete trading history in our digital securities. Moreover, concerns over these privacy issues may limit adoption of this novel trading system by a range of potential investors, reducing liquidity of our digital securities.

The private cryptographic keys associated with digital securities could be stolen.

        Our digital securities are represented by balances written on our proprietary ledger by the Pro Securities ATS and secured by cryptographic associated key pairs. The associated private key is necessary to effect the sale of a given block of our digital securities and, as such, is meant to be kept private. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private keys. To make the system more user-friendly, the Pro Securities ATS and the sole broker-dealer that will be licensed to provide access thereto are each expected to hold the private keys of digital securities holders. Among other things, this will enable digital securities holders to manage their digital securities account with a simple login and password, similar to traditional online brokerage accounts. As such, initially, our digital securities may be as vulnerable to cyber theft as a traditional online brokerage account would be. If the repository is hacked and private keys are stolen, the thief could transfer affected digital securities to itself and sell the digital securities. The sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will know the identity of its customers that have access to trading in our digital securities, but there can be no assurance that such theft would be detected in time to hold the culprit accountable. The risk of theft of private keys is heightened so long as a centralized repository holds the private keys on behalf of digital security holders, as the thief is able to target a single security system for breach of multiple accounts.

The number of digital securities traded on the Pro Securities ATS may be very small, making the market price more easily manipulated.

        While we understand that the Pro Securities ATS has adopted policies and procedures such that digital security holders are not free to manipulate the trading price of digital securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our digital securities because the Pro Securities ATS is a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts of the Pro Securities ATS (or the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities) will be sufficient to prevent such market manipulation. For example, there can be no assurance that a security holder will not be able to manipulate the stock price by opening multiple accounts and trading among those accounts.

Should distributed ledger technology cease to be available, investors may not be willing to transact in digital securities.

        Transactions in our digital securities will be recorded by the Pro Securities ATS on the applicable proprietary ledger for such digital securities, which will be electronically published on a real time basis. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. If, for any reason, the distributed ledger technology utilized with respect to a series of our digital securities were to become unavailable and suitable alternative technology were not available to be implemented, investors in such digital securities would not have a means of proving the validity of publicly-available copies of the proprietary ledger. As a result, the accuracy of publicly-available trading information could be called into question and investors may elect to no longer transact in digital securities.

The Pro Securities ATS is not a stock exchange and has no listing requirements for issuers or for the securities traded.

        Unlike the Nasdaq Global Market and other NMS trading platforms, there are no minimum price or other listing requirements for digital securities to be traded on the Pro Securities ATS. As a result, trades of our digital securities on the Pro Securities ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The price of our digital securities, even when we issue digital equity securities that rank on a parity with our common stock, is not pegged to the value of our common stock.

        We will not issue digital securities that can be converted or exchanged for traditional securities of the same class as any securities trading on an NMS trading platform. As such, the price of our digital securities will not be directly tied to the price of any of our securities trading on an NMS trading platform. Even if we issue digital securities that rank on a parity with our common stock that is traded on the Nasdaq Global Market, such digital securities are likely to have significantly different pricing associated with the different trading environment for the digital securities as compared to our common stock trading on the Nasdaq Global Market. The following factors may drive such a pricing differential between our digital securities that rank on parity with our common stock trading on the Nasdaq Global Market:

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  lower volume and liquidity of the digital securities on a closed trading system;

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  immediate settlement of the digital securities compared to traditional T+3 settlement; and

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  novelty of the digital securities trading platform.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended December 31,					(Unaudited) Nine Months Ended Sept. 30 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	3.5x	N/A	5.2x	5.7x	4.3x	2.5x
Deficiency of earnings to fixed charges (in thousands)	N/A	$(19,580)	N/A	N/A	N/A	N/A

        For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

        As of the date of this prospectus, and during all of the periods shown above, we had no preferred stock outstanding. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends would be identical.

        For the purpose of this computation, the term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term "earnings" is the amount resulting from adding and subtracting the following items: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of October 31, 2015, there were 25,234,316 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Global Market, to issue additional shares of our capital stock.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and bylaws.

        To the extent we issue shares of our capital stock with voting rights as digital securities, the direct owner of these shares will be the record holder and may vote these digital securities directly in the same manner as other record holders of our securities. Traditional securities are typically held in "street name" by a broker-dealer that is a participant of DTC which is the record holder through its nominee Cede & Co. Holders of traditional securities may not show up to a stockholder meeting and vote their shares without first making special arrangements with the broker-dealer that owns the shares of record and holds the voting power associated with the shares.

        Other than the differences in voting procedures described above, the rights of digital securities are expected to be identical to the rights of traditional securities.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, except as otherwise required by law, by our certificate of incorporation or by our bylaws. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Obligations to Issue Capital Stock

        We have equity incentive plans that provide for the grant of stock-based awards, including stock options and restricted stock units, to employees, directors and consultants.

Stock Options and Restricted Stock Units

        As of October 31, 2015, we had outstanding options to acquire 205,200 shares of common stock and outstanding restricted stock unit awards covering 353,675 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 2,501,807 shares of common stock for future option and restricted stock unit grants. The restricted stock units vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. As of the date of this prospectus no shares of our preferred stock are issued and outstanding.

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement also will contain a description of any material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums; the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of shares of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. However, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

  •
  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

  •
  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

  •
  eliminate the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer or the president; and

  •
  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock traded on the Nasdaq Global Market is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK."

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any special tax provisions that apply to the debt securities;

  •
  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

  •
  securing the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

  •
  curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

  •
  permitting or facilitating the defeasance and discharge of the securities;

  •
  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

  •
  complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

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  in case of a payment default, when the default is cured or waived or ceases to exist, and

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  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

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  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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  all of our obligations for money borrowed;

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  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

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  our obligations:

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  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

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  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

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  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

 ABOUT DIGITAL SECURITIES

        Any of the securities described in this prospectus may be issued in the form of digital securities. Digital securities have the same rights, preferences and privileges as traditional securities of the same class, but settle differently than traditional securities. Digital securities are uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. The cryptographically-secured distributed ledger network technology employed with respect to digital securities could be technology that is currently used for trading digital currencies (e.g., the Bitcoin blockchain), technology similar to that used for trading digital currencies that is adapted for trading digital securities, or novel technology designed principally for transactions in digital securities.

        Generally, distributed ledger technology involves multiple copies of a synchronized electronic database, or distributed ledger, that are separately maintained by various participants on a network. Complex cryptographic processes are employed across the distributed ledger network as the means by which participants on the network achieve a consensus as to which transactions are valid, and therefore, should be immutably recorded within the relevant distributed ledger.

        Trades in traditional securities currently settle on the third day following the day the purchase and sale commitment is made. This delayed settlement paradigm for traditional securities is known as "T+3 settlement," which stands for "trade date plus three days," and is the current standard in the United States for settlement of all traded securities (other than digital securities). In contrast, digital securities settle nearly instantaneously, as "the trade is the settlement." In addition, trades of digital securities do not require the involvement of a central depositary, such as DTC's Cede & Co., which holds physical securities on behalf of record holders. Rather, digital securities will be directly held and traded by their beneficial owners on the proprietary ledger, which will be publicly published. The validity of publicly available copies of the proprietary ledger can then be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The specific technology employed for the trading of a particular digital security will be identified in the prospectus supplement relating to the offering of such security and, if different from that set forth below under "—Current Digital Securities Technology Framework" will be described in such prospectus supplement.

Current Digital Securities Technology Framework

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing tØ software technology, as described below. See "Summary—Corporate Developments Relating to Digital Securities" for information regarding our interest in Pro Securities.

        A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize tØ software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue. Because there will be a sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, underwriters of any offerings of our digital securities will be required to open brokerage accounts with such broker-dealer, and primary issuances of our digital securities will be executed as the sale of all such digital securities to the relevant underwriter on the ProSecurities ATS, followed by a subsequent transfer transaction by such underwriter on the ProSecurities ATS to the various initial purchasers, each of which will also be an institutional or retail customer of such broker-dealer.

        A transaction in our digital securities will be recorded on an electronic database, referred to in this prospectus supplement as the proprietary ledger, which will be maintained by the Pro Securities ATS. The proprietary ledger maintained by the Pro Securities ATS will reflect the definitive ownership record with respect to such digital securities and will be electronically published. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The book-entry system with respect to each series of digital securities will comprise the proprietary ledger maintained by the Pro Securities ATS, together with a database containing the personal identity information of holders of the applicable digital securities. Our transfer agent, trustee or other similar agent with respect to the particular series of our digital securities will satisfy our books and records obligations by combining the information received from the proprietary ledger with the personal identifying information received from the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to its customers trading in such digital securities. With respect to any series of digital securities, we will disclose information regarding the transfer agent, trustee or other similar agent for such digital securities in the applicable prospectus supplement.

        When an institutional or retail investor with access to the Pro Securities ATS digital securities trading platform executes a digital securities transaction, trade data for that transaction will be automatically, recorded electronically to the proprietary ledger maintained by the Pro Securities ATS. The Pro Securities ATS will electronically publish the proprietary ledger on a public basis and simultaneously record a cryptographic hash function to the distributed ledger network for our digital securities for mathematical proof of the validity of the publicly available proprietary ledger. This mathematical validation through the cryptographically-secured distributed ledger network technology serves to independently corroborate the validity of the publicly available proprietary ledger regarding digital securities transactions. If, for any reason, the distributed ledger network is unavailable to corroborate the validity of a copy of the proprietary ledger, the proprietary ledger maintained by the Pro Securities ATS will not be impacted and will continue to reflect the current state of ownership of the relevant series of our digital securities.

        The digital securities will be represented by proprietary ledger balances that will be secured by a cryptographic pair of keys—one public key and one or more private keys. There can be multiple private keys, any number of which may be required in order to authorize a transfer of ownership of the digital securities. A digital security holder's private keys will be held by Overstock, by the Pro Securities ATS and by the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS. Depending on the security protocols used for the particular series of digital securities, which will be described in more detail in the applicable prospectus supplement for the offering of such digital securities, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to transfer ownership of the digital securities on behalf of the digital security holder. In addition, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to block further transfers of such digital securities through the private keys held by such entities.

        Unless otherwise described in the applicable prospectus supplement, transactions in our digital securities on the Pro Securities ATS utilizing tØ software technology will utilize the Bitcoin blockchain as the relevant distributed ledger, thereby capitalizing on Bitcoin's established algorithm-based consensus approach to validating ownership records.

        In connection with a digital securities transaction, the tØ software will publish the transaction to the proprietary ledger maintained by the Pro Securities ATS with respect to the relevant series of digital securities. Concurrently, the tØ software will electronically publish the proprietary ledger and commence the process of embedding in the Bitcoin blockchain information necessary to mathematically prove the validity of available copies of the proprietary ledger. Specifically, after a set of transactions in our digital securities have been executed and recorded to the proprietary ledger, the Pro Securities ATS will send a de minimis amount of Bitcoin from an ATS-controlled Bitcoin wallet to another ATS-controlled Bitcoin wallet using the blockchain protocol. This blockchain protocol provides for an editable field that can be used to implant code or other data within the Bitcoin transaction that will be embedded into the blockchain, and the tØ software will use this field to implant anonymized cryptographic hash functions for the digital securities transactions reflected on the proprietary ledger into the Bitcoin transfer made by the ATS. The blockchain will validate this de minimis Bitcoin transaction and embed it, together with the implanted anonymized cryptographic hash function, into the Bitcoin blockchain. As a result, once the Bitcoin transaction is immutably embedded into the Bitcoin blockchain, an immutable record of the digital securities transactions reflected on the proprietary ledger is also recorded within the Bitcoin blockchain. The Bitcoin blockchain participants involved in validating the de minimis Bitcoin transaction do not have any access to the underlying digital securities transaction data. The transaction costs associated with this process relate to the de minimis costs of the Bitcoin currency transaction conducted by the Pro Securities ATS. As a result, the Pro Securities ATS—rather than us or holders of our digital securities—will bear such minimal costs required in connection with embedding cryptographic hash functions into the Bitcoin blockchain.

        Once a cryptographic hash function has been recorded within the blockchain, the Pro Securities ATS will append the applicable Bitcoin transaction (including the embedded cryptographic hash function) to the proprietary ledger, which already reflects the consummated digital securities transactions, and provides the updated proprietary ledger information to the transfer agent, trustee or other similar agent with respect to the applicable series of digital securities.

        Although the anonymized data publicly available in the Bitcoin blockchain will be encrypted, the tØ software will automatically publish to the internet information necessary to prove the validity of any copy of the proprietary ledger. This process ensures that anyone with basic cryptographic technical skills will have access on a near real-time basis to the embedded data necessary to prove the validity of any publicly available copy of the proprietary ledger. As a result, there will be robust and transparent trading data (specifically, the number of securities traded by each anonymized account, the price of each trade and the balance of the securities held in each anonymized account) available to the general public. In addition, the transfer agent, trustee or other similar agent that satisfies our books and records obligations will be able to use the tØ software to access personal identifying information from the sole broker-dealer providing customer access to the Pro Securities ATS's digital securities trading platform with respect to Overstock digital securities in order to match such broker-dealer's customers to transactions recorded on the proprietary ledger by the Pro Securities ATS. As a result, such agent will have all information necessary to complete our books and records with respect to each digital securities transaction (specifically, the identity of each digital security's owner, the number of securities traded in each transaction, the price of each trade and the balance of securities held by each owner).

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. Moreover, our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future).

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Digital Securities ATS

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing tØ software technology. A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize tØ software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue.

 VALIDITY OF THE SECURITIES

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Jones Day, New York, New York. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 16, 2015;

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  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed on April 29, 2015, for the quarter ended June 30, 2015 filed on August 7, 2015 and for the quarter ended September 30, 2015 filed on November 9, 2015;

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  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished", under the SEC's rules, filed on February 11, 2015, April 13, 2015, May 5, 2015, May 6, 2015, May 7, 2015, July 2, 2015 August 4, 2015, August 5, 2015, August 26, 2015, November 3, 2015, November 24, 2015 and November 25, 2015; and

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  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

4,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Guggenheim Securities

D.A. Davidson & Co.

                 , 2018